UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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iRobot Corporation

(Name of Registrant as Specified in Its Charter)

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PRELIMINARY PROXY STATEMENT—SUBJECT TO COMPLETION DATED MARCH 28, 2019

[•], 2019

Dear Fellow Stockholder,

You are cordially invited to attend the Annual Meeting of stockholders of iRobot Corporation, a Delaware corporation (the “Company”), to be held on Wednesday, May 22, 2019, at 8:30 a.m., local time, at the Company’s headquarters located at 8 Crosby Drive, Bedford, Massachusetts 01730.

At this annual meeting, you will be asked to (1) elect three (3) Class II directors, each to serve for a three- year term; (2) ratify the appointment of the accounting firm of PricewaterhouseCoopers LLP as the Company’s independent registered public accountants for the current fiscal year; (3) approve amendments to our amended and restated certificate of incorporation to eliminate supermajority voting requirements; (4) approve amendments to our amended and restated certificate of incorporation to declassify the board of directors; (5) approve amendments to our amended and restated certificate of incorporation to eliminate the prohibition on stockholders’ ability to call a special meeting; and (6) approve, on an advisory basis, the compensation of our named executive officers.

The board of directors unanimously recommends that you vote FOR election of the director nominees, FOR ratification of appointment of our independent registered public accountants, FOR approval of amendments to our amended and restated certificate of incorporation to eliminate supermajority voting requirements, FOR approval of amendments to our amended and restated certificate of incorporation to declassify the board of directors, FOR approval of amendments to our amended and restated certificate of incorporation to eliminate the prohibition on stockholders’ ability to call a special meeting, and FOR approval, on an advisory basis, of the compensation of our named executive officers. Details regarding the matters to be acted upon at this annual meeting appear in the accompanying proxy statement. Please give the accompanying materials your careful attention. Whether or not you plan to attend the annual meeting, we urge you to sign and return the enclosed proxy so that your shares will be represented at the annual meeting. If you attend the annual meeting, you may vote in person even if you have previously returned your proxy card. Your prompt cooperation will be greatly appreciated.

BECAUSE APPROVAL OF PROPOSALS 3, 4 AND 5 REQUIRES THE AFFIRMATIVE VOTE OF AT LEAST 75% OF THE OUTSTANDING SHARES, YOUR VOTE WILL BE ESPECIALLY IMPORTANT AT THIS YEAR’S ANNUAL MEETING.

Thank you for your continued support, interest and investment in iRobot.

Sincerely,

Colin M. Angle

Chairman of the Board and Chief Executive Officer

[•], 2019

SUMMARY OF RECENT AND PROPOSED CHANGES TO CORPORATE GOVERNANCE AND

EXECUTIVE COMPENSATION

In our continuing efforts to improve corporate governance and better align executive compensation with Company performance, the following table highlights elements of our corporate governance and executive compensation programs and proposed changes that are described in more detail in the proxy statement.

	2016	2017	2018	2019 — Proposed
Corporate Governance

Recommended adoption of majority voting standards for

a) removal of directors, b) amendments to by-laws, and c) amendments to certain provisions of the certificate of incorporation*

Recommended annual election of directors on phased-in basis upon approval*

Codified Lead Independent Director Role

Adopted proxy access

Recommended adoption of majority voting standards for a) removal of directors, b) amendments to by-laws, and c) amendments to certain provisions of the certificate of incorporation*

Recommended annual election of directors for immediate implementation upon approval*

Recommended adoption of a provision to allow shareholders to call special meetings

Recommended adoption of majority voting standards for a) removal of directors, b) amendments to by-laws, and c) amendments to certain provisions of the certificate of incorporation.*

Recommended annual election of directors for immediate implementation upon approval*

Recommended adoption of a provision to allow shareholders to call special meetings

Recommending adoption of majority voting standards for

a) removal of directors, b) amendments to by-laws, and c) amendments to certain provisions of the certificate of incorporation.

Recommending annual election of directors for immediate implementation upon approval

Recommending adoption of a provision to allow shareholders to call special meetings

Board Refreshment/ Diversity	Added Michael Bell, technology/cloud expertise; Added Andrew Miller, finance/technology expertise; George McNamee, finance-retired	Added Elisha Finney, finance/technology; Gail Deegan, finance — retired; Andrea Geisser, finance — retired	Added Ruey-Bin Kao, tech/consumer; Ronald Chwang, tech/consumer — retired

Notice of Annual Meeting of Stockholders and iRobot 2019 Proxy Statement

	2016	2017	2018	2019 — Proposed
Executive Compensation

Modified executive long-term incentive(“LTI”) compensation to (i) remove options and increase PSUs to 50%, and

(ii) make all PSUs have three-year cumulative targets (no annual targets, no “second chance” vesting provisions)

*

In each of 2016, 2017 and 2018, we sought to achieve the necessary number of votes required for passage of the applicable charter amendments, through engaging a proxy solicitor. Despite repeated over-whelming shareholder support, we have been unable to receive votes from 75% of outstanding shares required to pass these proposals.

Corporate Governance

As described in the summary table above, since 2015 our board of directors has recommended that stockholders approve various corporate governance initiatives, including the elimination of supermajority voting requirements, declassification of our board of directors and elimination of the prohibition on stockholders’ ability to call a special meeting. However, in each case, the minimum required stockholder approvals were not attained. The board of directors has determined to re-submit each of these proposals to the Company’s stockholders at the 2019 annual meeting, and has again hired a proxy solicitor to solicit approval for these proposals.

Executive Compensation

In response to investor feedback in 2016, we modified the long-term incentive component of our executive compensation plan effective in fiscal year 2017. The revised plan moves to a mix of 50% performance share units (“PSUs”) and 50% time-based restricted stock units. The PSUs have metrics based on our cumulative financial performance measured at the end of a three-year performance period. We also added the ability to achieve an above target payout for PSUs starting in 2017 for achievement of the performance metrics above target levels.

Notice of Annual Meeting of Stockholders and iRobot 2019 Proxy Statement

Board of Directors

Over the past five years we have added six independent directors with extensive experience in global branding, strategic software development, cloud infrastructure, data analytics, consumer business and finance, all of which are critical to the Company’s strategy. We continually evaluate our board member skills for alignment with iRobot’s strategic goals. The following matrix summarizes our directors’ skills that are critical to our company’s success:

Skills Matrix
Board Members	Public Co. Leadership	Public Co. Board Experience	Finance and Capital Management	Global Operating Experience	Consumer Products	Consumer Technology	Software/ SaaS	Internet of Things	Robotics	Diversity
Colin Angle	X	X	X	X	X	X	X	X	X
Mohamad Ali	X	X	X	X	X	X	X	X		X
Michael Bell	X	X	X	X	X	X	X	X
Ruey-Bin Kao	X	X	X	X	X	X	X	X		X
Deborah Ellinger	X	X	X	X	X	X				X
Elisha Finney	X	X	X	X		X	X			X
Andrew Miller	X	X	X	X	X	X	X	X
Michelle Stacy	X	X	X	X	X	X				X

The following summarizes key information about the board of directors:

Board and Governance Information
8	Size of Board
7	Number of Independent Directors
55	Average Age of Directors
11	Board Meetings Held in Fiscal 2018
3.5	Average Tenure of Independent Directors (in years)
50%	Independent Directors Added in the Last Three Years
✓	Annual Election of Directors*
✓	Proxy Access
✓	Majority Voting for Directors
✓	No Supermajority Voting Requirements**
✓	Lead Independent Director
✓	Independent Directors Meet Without Management Present
✓	Director Stock Ownership Guidelines
✓	Code of Business Conduct and Ethics for Directors, Officers and Employees
✓	Director Self-Evaluation Program

*	The Company is seeking stockholder approval at the 2019 annual meeting to declassify its board of directors.
**

The Company is seeking stockholder approval at the 2019 annual meeting to eliminate supermajority voting requirements in its governing documents relating to removal of directors and amendments to the Company’s certificate of incorporation and bylaws.

Notice of Annual Meeting of Stockholders and iRobot 2019 Proxy Statement

iROBOT CORPORATION

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To Be Held on May 22, 2019

To the Stockholders of iRobot Corporation:

The annual meeting of stockholders of iRobot Corporation, a Delaware corporation (the “Company”), will be held on Wednesday, May 22, 2019, at 8:30 a.m., local time, at the Company’s headquarters located at 8 Crosby Drive, Bedford, Massachusetts 01730, for the following purposes:

1. To elect three (3) Class II directors, nominated by the board of directors, each to serve for a three-year term and until his successor has been duly elected and qualified or until his earlier resignation or removal;

2. To ratify the appointment of the accounting firm of PricewaterhouseCoopers LLP as the Company’s independent registered public accountants for the current fiscal year;

3. To approve amendments to our amended and restated certificate of incorporation to eliminate supermajority voting requirements;

4. To approve amendments to our amended and restated certificate of incorporation to declassify the board of directors;

5. To approve amendments to our amended and restated certificate of incorporation to eliminate the prohibition on stockholders’ ability to call a special meeting;

6. To hold an advisory vote on the approval of the compensation of our named executive officers; and

7. To transact such other business as may properly come before the annual meeting and at any adjournments or postponements thereof.

Proposal 1 relates solely to the election of three (3) Class II directors nominated by the board of directors and does not include any other matters relating to the election of directors. Only stockholders of record at the close of business on April 3, 2019 are entitled to notice of and to vote at the annual meeting and at any adjournment or postponement thereof.

All stockholders are cordially invited to attend the annual meeting in person. In accordance with our security procedures, all persons attending the annual meeting will be required to present a form of government- issued picture identification. If you hold your shares in “street name”, you must also provide proof of ownership (such as a recent brokerage statement). If you are a holder of record and attend the annual meeting, you may vote by ballot in person even if you have previously returned your proxy card. If you hold your shares in “street name” and wish to vote in person, you must provide a “legal proxy” from your bank or broker. However, to assure your representation at the annual meeting, we urge you, whether or not you plan to attend the annual meeting, to sign and return the enclosed proxy so that your shares will be represented at the annual meeting. If you attend the annual meeting, you may vote in person even if you have previously returned your proxy card. Directions to iRobot Corporation headquarters can be found at the Company’s website, http://www.irobot.com.

Please note that, even if you plan to attend the annual meeting, we recommend that you vote using the enclosed proxy card TODAY, to ensure that your shares will be represented.

By Order of the Board of Directors,

GLEN D. WEINSTEIN Executive Vice President, Chief Legal Officer and Secretary Bedford, Massachusetts [●], 2019

WHETHER OR NOT YOU EXPECT TO ATTEND THE ANNUAL MEETING, PLEASE VOTE BY TELEPHONE, OVER THE INTERNET OR BY SIGNING, DATING AND RETURNING THE ENCLOSED PROXY CARD IN THE POSTAGE-PAID ENVELOPE PROVIDED IN ORDER TO ASSURE REPRESENTATION OF YOUR SHARES.

PROPOSAL 3 — APPROVAL OF AMENDMENTS TO OUR AMENDED AND RESTATED CERTIFICATE OF INCORPORATION TO ELIMINATE SUPERMAJORITY VOTING REQUIREMENTS	56
Recommendation of the Board	57
PROPOSAL 4 — APPROVAL OF AMENDMENTS TO OUR AMENDED AND RESTATED CERTIFICATE OF INCORPORATION TO DECLASSIFY THE BOARD OF DIRECTORS	58
Recommendation of the Board	59
PROPOSAL 5 — APPROVAL OF AMENDMENT TO OUR AMENDED AND RESTATED CERTIFICATE OF INCORPORATION TO ELIMINATE THE PROHIBITION ON STOCKHOLDERS’ ABILITY TO CALL A SPECIAL MEETING	60
Recommendation of the Board	60
PROPOSAL 6 — ADVISORY VOTE TO APPROVE THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS	61
Recommendation of the Board	61
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT	62
ADDITIONAL INFORMATION	64
STOCKHOLDER PROPOSALS	64
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE	65
EXPENSES AND SOLICITATION	65
Exhibit A	A
ANNEX A	A-1

iROBOT CORPORATION

PROXY STATEMENT

For the Annual Meeting of Stockholders

To Be Held on May 22, 2019

[•], 2019

This proxy statement and proxy card are furnished in connection with the solicitation of proxies by the board of directors of iRobot Corporation, a Delaware corporation (the “Company” or “iRobot”), for use at the annual meeting of stockholders to be held on Wednesday, May 22, 2019, at 8:30 a.m., local time, at the Company’s headquarters located at 8 Crosby Drive, Bedford, Massachusetts 01730, and any adjournments or postponements thereof. An annual report to stockholders, containing financial statements for the fiscal year ended December 29, 2018, is being mailed together with this proxy statement to all stockholders entitled to vote at the annual meeting. This proxy statement and the accompanying proxy card are expected to be first mailed to stockholders on or about [●], 2019.

The purposes of the annual meeting are to elect three (3) Class II directors, each for a three-year term, to ratify the appointment of the Company’s independent registered public accountants, to approve amendments to our amended and restated certificate of incorporation to eliminate supermajority voting requirements, to approve amendments to our amended and restated certificate of incorporation to declassify the board of directors, and to approve amendments to our amended and restated certificate of incorporation to eliminate the prohibition on stockholders’ ability to call a special meeting (such amendments, together, the “Certificate Amendments”), and to hold an advisory vote on the compensation of our named executive officers. Only stockholders of record at the close of business on April 3, 2019 will be entitled to receive notice of and to vote at the annual meeting. As of March 31, 2019, [•] shares of common stock, $0.01 par value per share, of the Company were issued and outstanding. The holders of common stock are entitled to one vote per share on any proposal presented at the annual meeting.

Stockholders may vote in person or by proxy. If you attend the annual meeting, you may vote in person even if you have previously returned your proxy card. Any proxy given pursuant to this solicitation may be revoked by the person giving it at any time before it is voted. Proxies may be revoked by (i) filing a written notice of revocation bearing a later date than the proxy with the Secretary of the Company, (ii) duly completing a later-dated proxy relating to the same shares, or (iii) attending the annual meeting and voting in person (although attendance at the annual meeting will not in and of itself constitute a revocation of a proxy). Any written notice of revocation or subsequent proxy should be sent so as to be delivered to iRobot Corporation, 8 Crosby Drive, Bedford, Massachusetts 01730, Attention: Secretary, before the taking of the vote at the annual meeting.

The representation in person or by proxy of at least a majority of the outstanding shares of common stock entitled to vote at the annual meeting is necessary to constitute a quorum for the transaction of business. Votes withheld from any nominee, abstentions and broker “non-votes” are counted as present or represented for purposes of determining the presence or absence of a quorum for the annual meeting. A broker “non-vote” occurs when a nominee holding shares for a beneficial owner votes on one proposal but does not vote on another proposal because, with respect to such other proposal, the nominee does not have discretionary voting power and has not received instructions from the beneficial owner. Broker “non-votes” are not considered voted for the particular matter. If you hold your shares in “street-name” through a broker or other nominee, if the nominee does not have discretionary voting power and absent voting instructions from you, your shares will not be

Notice of Annual Meeting of Stockholders and iRobot 2019 Proxy Statement

1

counted as voting and will have no effect on Proposal 6, and will have the same effect as if you voted against Proposals 3, 4 and 5. On the other hand, Proposal 2 to ratify the appointment of our independent registered public accountants is a “routine” matter for which your broker does not need your voting instruction in order to vote your shares.

For Proposal 1, our by-laws require that each director be elected by the affirmative vote of holders of a majority of the votes cast by holders of shares present, in person or represented by proxy, and entitled to vote on the matter. Abstentions and broker non-votes will not be counted as voting with respect to the election of the directors and, therefore, will not have an effect on the election of the Class II directors.

For Proposal 2, the ratification of the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accountants for the current fiscal year, and Proposal 6, the advisory vote on the compensation of our named executive officers, an affirmative vote of holders of a majority of the votes cast by holders of shares present, in person or represented by proxy, and entitled to vote on each such matter is required for approval. Abstentions and broker non-votes are not considered votes cast for Proposals 2 and 6, and, therefore, will not have any effect on the outcome of such Proposals.

For Proposals 3, 4 and 5, votes on the Certificate Amendments, an affirmative vote of not less than 75% of the outstanding shares entitled to vote as of the record date is required for approval of each such Proposal. Abstentions and broker non-votes will have the same effect as if you voted against Proposals 3, 4 and 5.

All properly executed proxies returned in time to be counted at the annual meeting will be voted by the named proxies at the annual meeting. Where a choice has been specified on the proxy with respect to the foregoing matters, the shares represented by the proxy will be voted in accordance with the specifications. If you return a validly executed proxy card without indicating how your shares should be voted on a matter, your proxies will be voted FOR election of the director nominees, FOR ratification of the appointment of our independent registered public accountants, FOR each of the Certificate Amendments and FOR the approval, on an advisory basis, of the compensation of our named executive officers.

Aside from the election of directors, the ratification of the appointment of the independent registered public accountants, the approval of the Certificate Amendments and the advisory vote on the compensation of our named executive officers, the board of directors knows of no other matters to be presented at the annual meeting. If any other matter should be presented at the annual meeting upon which a vote properly may be taken, shares represented by all proxy cards received by the board of directors will be voted with respect thereto at the discretion of the persons named as proxies.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE STOCKHOLDER MEETING TO BE HELD ON MAY 22, 2019. THE PROXY STATEMENT AND ANNUAL REPORT TO STOCKHOLDERS ARE AVAILABLE AT www.edocumentview.com/IRBT.

Notice of Annual Meeting of Stockholders and iRobot 2019 Proxy Statement

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PROPOSAL 1

PROPOSAL 1

ELECTION OF DIRECTORS

Nominees

Our board of directors currently consists of eight members. Our amended and restated certificate of incorporation currently divides the board of directors into three classes. One class is elected each year for a term of three years. The board of directors, upon the recommendation of the nominating and corporate governance committee, has nominated Mohamad Ali, Michael Bell and Ruey-Bin Kao, and recommended that each be elected to the board of directors as a Class II director, each to hold office until the annual meeting of stockholders to be held in the year 2022 or until his successor has been duly elected and qualified or until his earlier death, resignation or removal. Each of Mr. Ali, Mr. Bell and Dr. Kao has consented to being named in this proxy statement and has agreed to serve if elected. The board of directors is also composed of (i) three Class III directors (Andrew Miller, Elisha Finney and Michelle V. Stacy) whose terms are currently set to expire upon the election and qualification of directors at the annual meeting of stockholders to be held in 2020 and (ii) two Class I directors (Colin M. Angle and Deborah G. Ellinger) whose terms are currently set to expire upon the election and qualification of directors at the annual meeting of stockholders to be held in 2021. If Proposal 4 is approved by the stockholders, each of Messrs. Ali and Bell, and Dr. Kao, along with all other directors, will stand for election at the 2020 annual meeting.

The board of directors knows of no reason why any of the nominees named in this proxy statement would be unable or for good cause will not serve, but if any nominee should for any reason be unable to serve or for good cause will not serve, the board of directors reserves the right to nominate substitute nominees for election prior to the annual meeting, in which case the Company will file an amendment to this proxy statement disclosing the identity of such substitute nominees and related information and the proxies will be voted for such substitute nominees. Unless otherwise instructed, the proxy holders will vote the proxies received by them for the nominees named below.

Notice of Annual Meeting of Stockholders and iRobot 2019 Proxy Statement

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Proposal 1

Recommendation of the Board

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS

THAT YOU VOTE “FOR” ELECTION OF THE NOMINEES LISTED BELOW.

The following table sets forth our nominees to be elected at the annual meeting and continuing directors, the positions with us currently held by each nominee and director, the year each nominee’s or director’s current term is currently set to expire and each nominee’s and director’s current class:

Nominee’s or Director’s Name	Position(s) with the Company	Year Current Term Will Expire	Current Class of Director

Nominees for Class II Directors:

Mohamad Ali	Director	2019	II

Michael Bell	Director	2019	II

Ruey-Bin Kao	Director	2019	II

Continuing Directors:

Andrew Miller	Director	2020	III

Elisha Finney	Director	2020	III

Michelle V. Stacy	Director	2020	III

Colin M. Angle	Chairman of the Board, Chief Executive Officer and Director	2021	I

Deborah Ellinger	Lead Independent Director	2021	I

Notice of Annual Meeting of Stockholders and iRobot 2019 Proxy Statement

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Specific Qualifications, Skills and Experience Required of the Board

The Committee believes that certain qualifications, skills and experience should be represented on the Board, as described below, although not every member of the Board must possess all such qualifications, skills and experience to be considered capable of making valuable contributions to the Board.

PUBLIC CO. LEADERSHIP

Our business is complex and evolving rapidly. Individuals who have led public companies or operating business units of significant size have proven leadership experience in developing and advancing a vision and making executive-level decisions.

PUBLIC CO. BOARD EXPERIENCE We look for directors who have proven public company board experience, and who have demonstrated a steady hand in representing shareholders’ interests.

FINANCE AND CAPITAL MANAGEMENT

Our business and financial model is complex and multinational. Individuals with financial expertise are able to identify and understand the issues associated with our business and take an analytical approach to capital allocation decisions.

GLOBAL OPERATING EXPERIENCE

We are a global company, with approximately 50% of our revenue coming from the Americas, 30% from Europe and 20% from the Asia-Pacific region. Global experience enhances understanding of the complexities and issues associated with running a global business and the challenges we face.

CONSUMER PRODUCTS

Since 2016, our business has been entirely focused on delivering exceptional consumer products. We benefit from directors who have deep experience with consumer-centric businesses focused on meeting the consumers’ needs.

CONSUMER TECHNOLOGY Our products represent the marriage of consumer convenience with high tech engineering. We look for directors comfortable with technology.

SOFTWARE/SAAS

The largest portion of our employee base are software engineers and our products can contain more than a million lines of code. Directors that can help steer the company with issues of agile software development, competitive hiring of software engineers, and alternate business models drawn from the software industry help keep us competitive.

INTERNET OF THINGS

Our newest products represent an important part of the Internet of Things and emerging smart home ecosystems. Directors with experience in this area aid in the execution of our corporate strategy.

ROBOTICS We are a leading consumer robotics company, and our experience in this area enhances our understanding of this nascent industry categorized by deep technical challenges.

DIVERSITY We believe directors with diverse backgrounds, including gender diversity, provide competing perspectives that enhance our competitiveness.

Notice of Annual Meeting of Stockholders and iRobot 2019 Proxy Statement

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Director Nominees

Mohamad Ali DIRECTOR SINCE: 2015 AGE: 48 Director
iRobot Committees: • Nominating and Corporate Governance Committee	Public Directorships: • Carbonite (since December 2014)

Mohamad Ali has served as a director since August 2015. He has served as the president, chief executive officer and director of Carbonite, Inc. from December 2014 to present. Mr. Ali has successfully led Carbonite’s continued growth, serving the ever-evolving technology needs of small and midsize businesses and consumers. Boston-based Carbonite provides cloud and hybrid backup and recovery solutions for home and business. Previously, Mr. Ali served as chief strategy officer at Hewlett-Packard, a manufacturer of computers and enterprise products, from 2012 to 2014 and president of Avaya Global Services, an enterprise communications company. He also served in senior leadership roles at IBM Corporation, a multinational technology and consulting company, where he acquired numerous companies to build IBM’s analytics and big data business. In addition to serving on the board of directors of Carbonite, Mr. Ali is also a director of Oxfam America and Massachusetts Technology Leadership Council and previously served on the Board of Directors of City National Corporation and City National Bank. He was named to Boston Business Journal’s 2008 “40 Under 40” list, and recognized by Massachusetts High Tech magazine as a 2011 All-Star. Mr. Ali holds a B.S. and an M.S. in Electrical Engineering, both from Stanford University.

Experience and Qualifications

Mr. Ali brings extensive experience with capital allocation in technology companies, as well as strategic software development, including cloud infrastructure and data analytics.

Michael Bell DIRECTOR SINCE: 2016 AGE: 52 Director
iRobot Committees: • Chair of the Compensation and Talent Committee	Public Directorships: • Silver Spring Networks, Inc. (former) (from September 2015 to January 2018)

Michael Bell has served as a director since March 2016. He has worked at Silver Spring Networks, Inc., Intel Corporation, Apple, Inc., and Palm, Inc. Mr. Bell was the chief executive officer and president of Silver Spring Networks, a leading networking platform and solutions provider for smart energy networks, since September 2015 until his retirement in January 2018. Previously, from 2010 to 2015 he held various roles at Intel Corporation, a multinational technology corporation specializing in the production of semiconductor chips, including Corporate Vice President New Devices Group, Corporate VP Mobile and Communications Group and Corporate Vice President Ultra Mobility Group. He was head of Product Development at Palm, Inc. from 2007 to 2010. He worked at Apple, Inc. from 1991 to 2007 and played significant roles in development of Apple iPhone and Apple TV products, serving as Vice President, CPU Software from 2002 to 2007. He holds a B.S. in Mechanical Engineering from the University of Pennsylvania.

Experience and Qualifications

Mr. Bell brings significant expertise in the Internet of Things from his work at Silver Spring Networks, Inc., Intel Corporation, Apple, Inc., and Palm, Inc.

Notice of Annual Meeting of Stockholders and iRobot 2019 Proxy Statement

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Dr. Ruey-Bin Kao DIRECTOR SINCE: 2018 AGE: 58 Director
iRobot Committees: • Audit Committee	Public Directorships: • Want Want China Holdings Ltd. (former) (from 2011 to July 2018) • Autohome, Inc. (former) (from February 2014 to June 2016)

Ruey-Bin Kao was appointed to the iRobot Board of Directors in June 2018. He has more than 30 years of expertise in technology, telecommunication, corporate governance, and consumer business. Dr. Kao has held senior leadership roles, developing country growth strategy, driving revenue growth and profitability through enhanced customer and government engagements, and elevating corporate brand, at numerous global companies. From January 2014 to December 2017, he served as the Chief Executive Officer, Greater China, at Telstra Corporation Ltd., Australia’s leading telecommunications and technology company. Previously, he served as Country President of Applied Materials China, the global leader in materials engineering solutions for semiconductor, flat panel display and solar photovoltaic industries, from 2011 to 2013; Managing Director and General Manager of Enterprise Business in China Hewlett-Packard Co. Ltd from 2010 to 2011; and China Chairman, president and several senior roles at Motorola from 1993 to 2010. Dr. Kao currently serves on the board of China National Travel Services Group Corporation Ltd., and was a former director of Shenhua Group Corporation Ltd. (now known as China Energy Investment Corporation Ltd.). Dr. Kao holds a bachelor degree in Computer Science from Tamkang University, master’s degree in Computer and Information Science from the University of Delaware and a doctorate degree of Business Administration from the Hong Kong Polytechnic University.

Experience and Qualifications

Dr. Kao has deep experience as an executive in a high tech company and in international operations, particularly in China, through his work with Telstra Corporation, Applied Materials, China Hewlett-Package and Motorola, and extensive experience in telecommunication, corporate governance, and consumer business.

Continuing Directors

Andrew Miller DIRECTOR SINCE: 2016 AGE: 58 Director
iRobot Committees: • Chair of Audit Committee • Nominating and Corporate Governance Committee

Andrew Miller has served as a director since September 2016. He has served as executive vice president and chief financial officer of PTC since early 2015. At PTC, he is responsible for global finance, tax and treasury, investor relations, information technology, strategic sourcing, facilities, and customer administration. Mr. Miller announced in January 2019 that he plans to retire from PTC during 2019. PTC is a global provider of software technology platforms and solutions that transform how companies create, operate, and service the “things” in the Internet of Things. From 2008 to 2015, Mr. Miller served as vice president and chief financial officer of Cepheid, a high-growth molecular diagnostics company. While at Cepheid, he built world-class finance and information technology teams and a nationally recognized investor relations program. Mr. Miller has also served in financial leadership roles at Autodesk, MarketFirst Software, Cadence Design Systems, and Silicon Graphics. He is a former director of United Online, Inc., a leading provider of consumer products and services over the internet. Mr. Miller holds a B.S. in Commerce with an emphasis in Accounting from Santa Clara University and was a CPA.

Experience and Qualifications

Mr. Miller brings critical financial leadership as well as software, cloud infrastructure and Internet of Things (IoT) experience to iRobot as the company continues to grow its consumer business globally and focus on the connected home.

Notice of Annual Meeting of Stockholders and iRobot 2019 Proxy Statement

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Colin M. Angle DIRECTOR SINCE: 1992 AGE: 51 Chairman, CEO and Founder
iRobot Committees: • None

Colin M. Angle, a co-founder of iRobot, has served as chairman of the board since October 2008, as chief executive officer since June 1997, and prior to that, as our president since November 1992. He has served as a director since October 1992. Mr. Angle previously worked at the National Aeronautical and Space Administration’s Jet Propulsion Laboratory where he participated in the design of the behavior controlled rovers that led to Sojourner exploring Mars in 1997. He is a director of two private companies, Striiv, Inc. and Ixcela, Inc. Mr. Angle holds a B.S. in Electrical Engineering and an M.S. in Computer Science, both from MIT.

Experience and Qualifications

As a co-founder and chief executive officer, Mr. Angle provides a critical contribution to the board of directors with his detailed knowledge of the Company, our employees, our client base, our prospects, the strategic marketplace and our competitors.

Deborah G. Ellinger DIRECTOR SINCE: 2011 AGE: 60 Lead Independent Director
iRobot Committees: • Chair of the Nominating and Corporate Governance	Public Directorships: • Covetrus, Inc. (since February 2019) • Interpublic Group of Companies, Inc. (former) (from February 2015 to May 2017) • Sealy Corporation (former) (from 2010 to 2013)

Deborah G. Ellinger has served as a director since November 2011. Ms. Ellinger is also a director of Covetrus, Inc., a $4 billion tech-enabled veterinarian services and supply company and is a senior advisor to the Boston Consulting Group. She was the president and CEO of Ideal Image, a chain of 130 medical spas providing non-surgical cosmetic procedures across the US and Canada, from 2016 until her retirement in March 2018; chairman and chief executive officer of The Princeton Review, a company which assists students globally in test preparation and tutoring, from 2012 to 2014; president of Restoration Hardware, a luxury home furnishings retailer, from 2008 to 2009; and chief executive officer of Wellness Pet Food, a natural pet-food company, from 2004 to 2008. Ms. Ellinger led each of those companies while they were owned by two private equity firms, and three of the four transitioned to new ownership, yielding three to seven times return on capital to investors. Previously, she served as an executive vice president at CVS Pharmacy, a senior vice president at Staples, and a partner at The Boston Consulting Group, and began her career with Mellon Financial Corporation. Ms. Ellinger also serves on the board of The Commonwealth Institute, a nonprofit, and is a former director of Interpublic Group, The Princeton Review, Sealy Corporation, National Life Group, and several other private companies. Her assignments have taken her all over the world; she has lived and worked in Europe, Asia, and America. Ms. Ellinger is qualified as a Barrister-at- Law in London, as a member of the Inner Temple. She holds an M.A. and B.A. in Law and Mathematics from the University of Cambridge, England.

Experience and Qualifications

Ms. Ellinger brings extensive experience in international retail and consumer products from her experience as a former president and chief executive officer of four private-equity backed consumer goods and retail companies from 2004 to 2018.

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Elisha Finney DIRECTOR SINCE: 2017 AGE: 57 Director
iRobot Committees: • Audit Committee • Compensation and Talent Committee

Public Directorships:

•  Mettler-Toledo International Inc. (since November 2017)

•  NanoString Technologies, Inc. (since May 2017)

•  Cutera, Inc. (since October 2017)

•  ICU Medical, Inc. (since January 2016)

Elisha Finney has served as a director since January 2017. Until her retirement in May 2017, she served as executive vice president and CFO of Varian Medical Systems since 1999, a leading developer of radiation oncology treatments and software, where she served in various management roles since 1988. Ms. Finney’s management responsibilities included corporate accounting; corporate communications and investor relations; internal financial and compliance audit; risk management; tax and treasury, and information technology. She previously served as a board member at Altera Corporation from 2011 to December 2015, Thoratec Corporation from 2007 to 2013, and Laserscope from 2005 to 2006. She holds a B.A. in Risk Management and Insurance from the University of Georgia and an M.B.A. from Golden Gate University where she received the 1992 “Outstanding Graduate of the Masters Programs in Finance” Award. Ms. Finney was the 2015 UGA Terry College of Business Distinguished Alumni of the Year and the recipient of Silicon Valley Business Journal’s 2013 “Women of Influence” Award.

Experience and Qualifications

Ms. Finney brings more than 25 years of financial and technology-related expertise to iRobot as the company focuses on expanding internationally, scaling its connected product line and maximizing value for its shareholders.

Michelle V. Stacy DIRECTOR SINCE: 2014 AGE: 63 Director
iRobot Committees: • Compensation and Talent Committee	Public Directorships: • Flex Pharma, Inc. (since March 2016)

Michelle V. Stacy has served as a director since August 2014. During her five-year tenure at Keurig Inc., a division of Keurig Green Mountain, Inc., from 2008 to 2013, the company’s revenue grew from $493 million in 2008 to $4.3 billion for 2013. Ms. Stacy is also a director of Coravin, Inc. and Hydrafacial Inc., and a former director of Young Innovations Inc. and Tervis Inc. She is a recognized expert on identifying strategies to successfully build top line growth for global brands. She holds a B.S. from Dartmouth College and an M.S. in Management from J.L. Kellogg Graduate School of Management — Northwestern University, and is bilingual in French and English.

Experience and Qualifications

As the former president of Keurig, Inc. and former vice president and general manager with Gillette/Procter & Gamble Co., Ms. Stacy brings to the board of directors a wealth of experience leading consumer high growth businesses and building global brands.

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The Board of Directors and Its Committees

Board of Directors

The board of directors met eleven (11) times during the fiscal year ended December 29, 2018, and took action by unanimous written consent two (2) times. Each of the directors attended at least 75% of the aggregate of the total number of meetings of the board of directors and the total number of meetings of all committees of the board of directors on which they served during fiscal 2018. The board of directors has the following standing committees: audit committee; compensation and talent committee and nominating and corporate governance committee, each of which operates pursuant to a separate charter that has been approved by the board of directors. A current copy of each charter is available at the Corporate Governance section of our website at http://www.irobot.com. Each committee reviews the appropriateness of its charter at least annually. Each committee retains the authority to engage its own advisors and consultants. The composition and responsibilities of each committee are summarized below.

Board Committees

Below is a summary of our committee structure and membership information.

	Audit Committee	Compensation and Talent Committee	Nominating and Corporate Governance Committee

Mohamad Ali

Michael Bell

Deborah G. Ellinger

Elisha Finney

Ruey-Bin Kao

Andrew Miller

Michelle V. Stacy

= Chairperson     = Member     = Financial Expert

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Audit Committee		Met 11 times in 2018
Committee Chair Andrew Miller Committee Members Elisha Finney Dr. Ruey-Bin Kao	Responsibilities

•  appointing, approving the compensation of, and assessing the independence of our independent registered public accounting firm;

•  pre-approving auditing and permissible non-audit services (including certain tax compliance, planning and advice services), and the terms of such services, to be provided by our independent registered public accounting firm;

•  reviewing and discussing with management and the independent registered public accounting firm our annual and quarterly financial statements and related disclosures;

•  coordinating the oversight and reviewing the adequacy of our internal control over financial reporting;

•  overseeing the performance of our internal auditors and internal audit functions, including reviewing the annual internal audit risk assessment as well as the scope of, and overall plans for, the annual internal audit program;

•  establishing policies and procedures for the receipt and retention of accounting related complaints and concerns;

•  reviewing and discussing with management risk assessments and risk management, including cyber security;

•  overseeing our compliance with certain legal and regulatory requirements including, but not limited to, the Foreign Corrupt Practices Act;

•  preparing the audit committee report required by SEC rules to be included in our annual proxy statement;

•  reviewing certain relationships and related transactions; and

•  such other matters as the committee deems appropriate.

For additional information concerning the audit committee, see the “Report of the Audit Committee of the Board of Directors.”

Independence and Financial Expertise

Each member of the audit committee of the board of directors is an independent director within the meaning of the director independence standards of NASDAQ and the SEC, including Rule 10A-3(b)(1) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). In addition, the board of directors has determined that each of Mr. Miller, Ms. Finney and Dr. Kao are financially literate and that Mr. Miller and Ms. Finney each qualifies as an “audit committee financial expert” under the rules of the SEC.

The audit committee operates under a written charter adopted by the board of directors, a current copy of which is available at the Corporate Governance section of our website at http://www.irobot.com.

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Compensation and Talent Committee		Met 7 times in 2018
Committee Chair Michael Bell Committee Members Elisha Finney Michelle V. Stacy	Responsibilities

•  annually reviewing and approving corporate goals and objectives relevant to compensation of our chief executive officer and other executive officers;

•  evaluating the performance of our chief executive officer in light of such corporate goals and objectives and determining the compensation of our chief executive officer and other executive officers;

•  overseeing and administering our compensation, welfare, benefit and pension plans and similar plans;

•  reviewing and making recommendations to the board of directors with respect to director compensation;

•  reviewing and making recommendations to the board of directors with respect to succession planning for senior management;

•  retaining and approving the compensation of any compensation advisers; and

•  evaluating the independence of any such compensation advisers.

The compensation and talent committee took action by unanimous written consent seven (7) times during the fiscal year ended December 29, 2018. The compensation and talent committee operates under a written charter adopted by the board of directors, a current copy of which is available at the Corporate Governance section of our website at http://www.irobot.com.

Independence

Each member of the compensation and talent committee of the board of directors is an independent director within the meaning of the director independence standards of NASDAQ, a non-employee director as defined in Rule 16b-3 of the Exchange Act, and an outside director pursuant to Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”).

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Nominating and Corporate Governance Committee
Committee Chair Deborah G. Ellinger Committee Members Mohamad Ali Andrew Miller	Responsibilities	Met 6 times in 2018

•  developing and recommending to the board criteria for board and committee membership;

•  establishing procedures for identifying and evaluating director candidates including nominees recommended by stockholders;

•  identifying individuals qualified to become board members;

•  recommending to the board the persons to be nominated for election as directors and to each of the board’s committees;

•  developing and recommending to the board a code of business conduct and ethics and a set of corporate governance guidelines; and

•  overseeing the evaluation of the board and management.

The nominating and corporate governance committee operates under a written charter adopted by the board of directors, a current copy of which is available at the Corporate Governance section of our website at http://www.irobot.com.

Independence

Each member of the nominating and corporate governance committee of the board of directors is an independent director within the meaning of the director independence standards of NASDAQ and applicable rules of the SEC.

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DIRECTORS AND EXECUTIVE OFFICERS

The following table sets forth the director nominees to be elected at the annual meeting, the continuing directors and the executive officers of the Company, their ages immediately prior to the annual meeting, and the positions currently held by each such person with the Company:

Name	Age	Position
Colin M. Angle	51	Chairman of the Board, Chief Executive Officer and Director
Deborah G. Ellinger (3)	60	Lead Independent Director
Mohamad Ali (3)	48	Director
Michael Bell (1)	52	Director
Ruey-Bin Kao (2)	58	Director
Andrew Miller (2)(3)	58	Director
Elisha Finney (1)(2)	57	Director
Michelle V. Stacy (1)	63	Director
Alison Dean	54	Executive Vice President, Chief Financial Officer, Treasurer and Principal Accounting Officer
Christian Cerda	49	Chief Operating Officer
Russell J. Campanello	63	Executive Vice President, Human Resources and Corporate Communications
Glen D. Weinstein	48	Executive Vice President, Chief Legal Officer

(1) Member of compensation and talent committee (2) Member of audit committee	(3) Member of nominating and corporate governance committee

Executive Officers

Alison Dean has served as our executive vice president, chief financial officer, treasurer and principal accounting officer since April 2013. Ms. Dean previously served as our senior vice president, corporate finance from February 2010 until March 2013. From March 2007 until February 2010, Ms. Dean served as our vice president, financial controls & analysis. From August 2005 until March 2007, Ms. Dean served as our vice president, financial planning & analysis. From 1995 to August 2005, Ms. Dean served in a number of positions at 3Com Corporation, including vice president and corporate controller from 2004 to 2005 and vice president of finance — worldwide sales from 2003 to 2004. She has also served as a director at Everbridge, Inc. since July 2018. Ms. Dean holds a B.A. in Business Economics from Brown University and an M.B.A. from Boston University.

Christian Cerda has served as our chief operating officer since May 2016. Mr. Cerda previously served as executive vice president of our Home Robot Business Unit from February 2015 until May 2016, and its senior vice president and general manager since May 2013. He has direct responsibility over global sales, marketing and Supply Chain. Prior to iRobot, he was general manager and vice president of Sales and Marketing from April 2010 to March 2013 at Whirlpool Corporation, a multinational manufacturer of home appliances, where he was responsible for sales, marketing, brand communications, product development and operations. Previously, he served in senior positions at The Boston Consulting Group and Procter & Gamble Co. Mr. Cerda holds a B.S. in Computer Engineering from Universidad Simon Bolivar and an M.S. in Business Administration with distinction from the Northwestern University Kellogg Graduate School of Management.

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Russell J. Campanello has served as our executive vice president, human resources and corporate communications since February 2014. Mr. Campanello previously served as our senior vice president, human resources and corporate communications from July 2013 until February 2014. From November 2010 until July 2013, Mr. Campanello served as our senior vice president, human resources. Prior to joining iRobot, Mr. Campanello served as senior vice president, human resources and administration at Phase Forward, Inc. from April 2008 until September 2010. Mr. Campanello previously served as senior vice president of human resources and marketing at Keane, Inc., a business process and information technology consulting firm, from September 2003 to October 2007. Prior to Keane, Mr. Campanello served as chief people officer at NerveWire, Inc. from August 2000 to February 2003. Prior to NerveWire, he served as senior vice president, human resources at Genzyme Corp. from November 1997 to July 2000. Earlier in his career, Mr. Campanello spent nine years as vice president of human resources at Lotus Development Corporation. He holds a B.S. in Business Administration from the University of Massachusetts.

Glen D. Weinstein has served as our executive vice president and chief legal officer since August 2012. Mr. Weinstein previously served as our general counsel from July 2000 to August 2012 and as senior vice president from January 2005 to August 2012. Since March 2004, he has also served as our secretary. Prior to joining iRobot, Mr. Weinstein was with Covington & Burling LLP, a law firm in Washington, D.C. Mr. Weinstein holds a B.S. in Mechanical Engineering from MIT and a J.D. from the University of Virginia School of Law.

Our executive officers are elected by the board of directors on an annual basis and serve until their successors have been duly elected and qualified or until their earlier death, resignation or removal.

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CORPORATE GOVERNANCE AND BOARD MATTERS

Board Leadership Structure

Mr. Angle serves as our chief executive officer and chairman of the board. The board of directors believes that having our chief executive officer as chairman of the board facilitates the board of directors’ decision- making process because Mr. Angle has first-hand knowledge of our operations and the major issues facing us. This also enables Mr. Angle to act as the key link between the board of directors and other members of management. To assure effective independent oversight, our by-laws provide that the independent members of our board of directors will designate a lead independent director if the chairman of the board is not an independent director, as discussed further in “Executive Sessions of Independent Directors” below.

Independence of Members of the Board of Directors

The board of directors has determined that Drs. Kao and Chwang, Mses. Ellinger, Finney and Stacy, and Messrs. Ali, Bell and Miller are independent within the meaning of the director independence standards of The Nasdaq Stock Market (“NASDAQ”) and the SEC. Furthermore, the board of directors has determined that each member of each of the committees of the board of directors is independent within the meaning of the director independence standards of NASDAQ and the SEC.

Executive Sessions of Independent Directors

Executive sessions of the independent directors are held during each regularly scheduled in-person meeting of the board of directors. Executive sessions do not include any of our non-independent directors and are chaired by a lead independent director who is appointed annually by the board of directors from our independent directors. Ms. Ellinger currently serves as the lead independent director. In this role, Ms. Ellinger serves as chairperson of the independent director sessions. The independent directors of the board of directors met in executive session four (4) times in 2018.

Role of Lead Independent Director

The lead independent director works to ensure that “all voices are heard” within the boardroom and proactively spends considerable time with the chief executive officer, and other executive officers, to understand the Company’s vision and strategy and works to focus the board of directors on areas aligned with the Company’s vision and strategy. In addition to acting as the chairperson of the independent director sessions, the lead independent director assists the board in assuring effective corporate governance. The lead independent director’s specific duties include:

•	providing the chairman of the board with input as to preparation of agendas for meetings;
•

advising the chairman of the board as to the quality, quantity and timeliness of the flow of information from the Company’s management that is necessary for the independent directors to effectively and responsibly perform their duties;

•	coordinating and developing the agenda for the executive sessions of the independent directors;
•	acting as principal liaison between the independent directors and the chairman of the board on critical issues;
•	acting as a spokesperson for the independent directors able to talk with major investors and stockholders on topics of overall governance;

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•	evaluating, along with the members of the compensation and talent committee, the chief executive officer’s performance and meeting with the chief executive officer to discuss such evaluation; and
•	acting as chairperson of the board in the absence of the chairman of the board or a vacancy in the position of chairman of the board.

The Board of Directors’ Role in Risk Oversight

The board of directors oversees our risk management process. This oversight is primarily accomplished through the board of directors’ committees and management’s reporting processes, including receiving regular reports from members of senior management on areas of material risk to the Company, including operational, financial, legal and regulatory, and strategic and reputational risks. The audit committee focuses on risk related to accounting, internal controls, and financial and tax reporting. The audit committee also assesses economic and business risks and monitors compliance with ethical standards. The compensation and talent committee identifies and oversees risks associated with our executive compensation policies and practices, and the nominating and corporate governance committee identifies and oversees risks associated with director independence, related party transactions and the implementation of corporate governance policies.

Policies Governing Director Nominations

Director Qualifications

The nominating and corporate governance committee of the board of directors is responsible for reviewing with the board of directors from time to time the appropriate qualities, skills and characteristics desired of members of the board of directors in the context of the needs of the business and current make-up of the board of directors. This assessment includes consideration of the following minimum qualifications that the nominating and corporate governance committee believes must be met by all directors:

•	nominees must have experience at a strategic or policy making level in a business, government, non-profit or academic organization of high standing;
•	nominees must be highly accomplished in their respective fields, with superior credentials and recognition;
•	nominees must be well regarded in the community and shall have a long-term reputation for the highest ethical and moral standards;
•	nominees must have sufficient time and availability to devote to the affairs of the Company, particularly in light of the number of boards on which the nominee may serve;
•	nominees must be free of conflicts of interest and potential conflicts of interest, in particular with relationships with other boards; and
•	nominees must, to the extent such nominee serves or has previously served on other boards, demonstrate a history of actively contributing at board meetings.

We do not have a formal board diversity policy. However, pursuant to the Policy Governing Director Qualifications and Nominations, as part of its evaluation of potential director candidates and in addition to other standards the nominating and corporate governance committee may deem appropriate from time to time for the overall structure and composition of the board of directors, the nominating and corporate governance committee may consider whether each candidate, if elected, assists in achieving a mix of board members that represent a diversity of background and experience. Accordingly, the board of directors seeks members from diverse professional backgrounds who

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combine a broad spectrum of relevant industry and strategic experience and expertise that, in concert, offer us and our stockholders diversity of opinion and insight in the areas most important to us and our corporate mission. In addition, nominees for director are selected to have complementary, rather than overlapping, skill sets. All candidates for director nominee must have time available to devote to the activities of the board of directors. The nominating and corporate governance committee also considers the independence of candidates for director nominee, including the appearance of any conflict in serving as a director. Candidates for director nominee who do not meet all of these criteria may still be considered for nomination to the board of directors, if the nominating and corporate governance committee believes that the candidate will make an exceptional contribution to us and our stockholders.

Process for Identifying and Evaluating Director Nominees

The board of directors delegates the initial selection and nomination process to the nominating and corporate governance committee, with the expectation that other members of the board of directors, and of management, will be requested to take part in the process as appropriate.

Generally, the nominating and corporate governance committee identifies candidates for director nominee in consultation with management, through the use of search firms or other advisors, through the recommendations submitted by stockholders or through such other methods as the nominating and corporate governance committee deems to be helpful to identify candidates. Once candidates have been identified, the nominating and corporate governance committee confirms that the candidates meet all of the minimum qualifications for director nominees established by the nominating and corporate governance committee. The nominating and corporate governance committee may gather information about the candidates through interviews, detailed questionnaires, comprehensive background checks or any other means that the nominating and corporate governance committee deems to be helpful in the evaluation process. The nominating and corporate governance committee then meets as a group to discuss and evaluate the qualities and skills of each candidate, both on an individual basis and taking into account the overall composition and needs of the board of directors. Based on the results of the evaluation process, the nominating and corporate governance committee recommends candidates for the board of directors’ approval as director nominees for election to the board of directors. The nominating and corporate governance committee also recommends candidates to the board of directors for appointment to the committees of the board of directors. Once appropriate candidates have been identified, the entire board of directors votes on the candidates, as the selection of board nominees is a responsibility of the entire board of directors.

Procedures for Recommendation of Director Nominees by Stockholders

The nominating and corporate governance committee will consider director nominee candidates who are recommended by our stockholders. Stockholders, in submitting recommendations to the nominating and corporate governance committee for director nominee candidates, shall follow the following procedures:

The nominating and corporate governance committee must receive any such recommendation for nomination not earlier than the close of business on the 120th day prior to the first anniversary of the date of the proxy statement delivered to stockholders in connection with the preceding year’s annual meeting.

All recommendations for nomination must be in writing and include the following:

•	Name and address of the stockholder making the recommendation;

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•	A representation that the stockholder is a record holder of the Company’s securities, or if the stockholder is not a record holder, evidence of ownership;
•

Name, age, business and residential address, educational background, current principal occupation or employment, and principal occupation or employment for the preceding five full fiscal years of the individual recommended for consideration as a director nominee;

•

A description of the qualifications and background of the proposed director nominee which addresses the minimum qualifications, actual or potential conflicts of interest, and other criteria for board membership approved by the board of directors from time to time and set forth in the Company’s Policy Governing Director Qualifications and Nominations;

•	A description of all arrangements or understandings between the stockholder and the proposed director nominee;
•	The consent of the proposed director nominee (i) to be named in the proxy statement for the annual meeting and (ii) to serve as a director if elected at such annual meeting; and
•	Any other information regarding the proposed director nominee that is required to be included in the proxy statement.

Nominations must be sent to the attention of our secretary by U.S. mail (including courier or expedited delivery service) to:

iRobot Corporation

8 Crosby Drive

Bedford, Massachusetts 01730

Attn: Secretary of iRobot Corporation

Our Secretary will promptly forward any such nominations to the nominating and corporate governance committee.

In addition, our by-laws permit eligible stockholders, or groups of stockholders, owning continuously for at least three years shares of the Company’s stock representing an aggregate of at least 3% of the Company’s outstanding shares, to nominate and include in the Company’s proxy materials director nominees constituting up to two or 25%, whichever is greater, of the board of directors, provided that the stockholders and nominees satisfy the requirements in our by-laws. Written notice of stockholder nominees to the board of directors must be received not later than the close of business on the 90th day nor earlier than the close of business on the 120th day prior to the first anniversary of the proceeding year’s annual meeting. For details on the Company’s proxy access procedures, please refer to our by-laws.

Policy Governing Security Holder Communications with the Board of Directors

The board of directors provides to every security holder the ability to communicate with the board of directors as a whole and with individual directors on the board of directors through an established process for security holder communications as follows:

For communications directed to the board of directors as a whole, security holders may send such communications to the attention of the chairman of the board of directors by U.S. mail (including courier or expedited delivery service) to:

iRobot Corporation

8 Crosby Drive

Bedford, Massachusetts 01730

Attn: Chairman of the Board, c/o Secretary

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For security holder communications directed to an individual director in his or her capacity as a member of the board of directors, security holders may send such communications to the attention of the individual director by U.S. mail (including courier or expedited delivery service) to:

iRobot Corporation

8 Crosby Drive

Bedford, Massachusetts 01730

Attn: [Name of the director], c/o Secretary

We will forward any such security holder communication to the chairman of the board, as a representative of the board of directors, or to the director to whom the communication is addressed. We will forward such communications by certified U.S. mail to an address specified by each director and the chairman of the board for such purposes or by secure electronic transmission.

Policy Governing Director Attendance at Annual Meetings of Stockholders

Our policy is to schedule a regular meeting of the board of directors on the same date as our annual meeting of stockholders and, accordingly, directors are encouraged to be present at our stockholder meetings. The eight board members who were directors at the time of the annual meeting of stockholders held in 2018, attended the meeting.

Board of Directors Evaluation Program

The board of directors performs annual self-evaluations of its composition and performance, including evaluations of its standing committees and individual evaluations for each director. In addition, each of the standing committees of the board of directors conducts its own self-evaluation, which is reported to the board of directors. The board of directors retains the authority to engage its own advisors and consultants.

For more corporate governance information, you are invited to access the Corporate Governance section of our website available at http://www.irobot.com.

Code of Business Conduct and Ethics

We have adopted a “code of ethics,” as defined by regulations promulgated under the Securities Act of 1933, as amended, and the Securities Exchange Act of 1934, as amended (the “Exchange Act”), that applies to all of our directors and employees worldwide, including our principal executive officer, principal financial officer, principal accounting officer and controller, or persons performing similar functions. A current copy of the Code of Business Conduct and Ethics is available at the Corporate Governance section of our website at http://www.irobot.com. A copy of the Code of Business Conduct and Ethics may also be obtained, free of charge, from us upon a request directed to: iRobot Corporation, 8 Crosby Drive, Bedford, Massachusetts 01730, Attention: Investor Relations. We intend to disclose any amendment to or waiver of a provision of the Code of Business Conduct and Ethics that applies to our principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions, by posting such information on its website available at http://www.irobot.com and/or in our public filings with the SEC.

Human Rights Policy

We have adopted a Human Rights Policy. Respect for human rights is an essential value for our company and for the communities in which we operate. We are committed to ensuring that our

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employees and individuals in the communities affected by our activities are treated with dignity and respect. We believe that following these principles helps our employees and our business thrive as we develop new and exciting technologies for the smart home.

For more corporate governance information, you are invited to access the Corporate Governance section of our website available at http://www.irobot.com.

Compensation and Talent Committee Interlocks and Insider Participation

During 2018, Mses. Finney and Stacy, and Messrs. Ali and Bell served as members of the compensation and talent committee. No member of the compensation and talent committee was an employee or former employee of us or any of our subsidiaries, or had any relationship with us requiring disclosure herein.

During the last year, no executive officer of the Company served as: (i) a member of the compensation and talent committee (or other committee of the board of directors performing equivalent functions or, in the absence of any such committee, the entire board of directors) of another entity, one of whose executive officers served on our compensation and talent committee; (ii) a director of another entity, one of whose executive officers served on our compensation and talent committee; or (iii) a member of the compensation and talent committee (or other committee of the board of directors performing equivalent functions or, in the absence of any such committee, the entire board of directors) of another entity, one of whose executive officers served as a director of the Company.

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REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

No portion of this audit committee report shall be deemed to be incorporated by reference into any filing under the Securities Act of 1933, as amended (the “Securities Act”), or the Securities Exchange Act of 1934, as amended (the “Exchange Act”), through any general statement incorporating by reference in its entirety the proxy statement in which this report appears, except to the extent that the Company specifically incorporates this report or a portion of it by reference. In addition, this report shall not be deemed filed under either the Securities Act or the Exchange Act.

This report is submitted by the audit committee of the board of directors. The audit committee currently consists of Andrew Miller, Elisha Finney and Ruey-Bin Kao. None of the members of the audit committee is an officer or employee of the Company, and the board of directors has determined that each member of the audit committee meets the independence requirements promulgated by NASDAQ and the SEC, including Rule 10A-3(b)(1) under the Exchange Act. Each of Mr. Miller and Ms. Finney is an “audit committee financial expert” as is currently defined under SEC rules. The audit committee operates under a written charter adopted by the board of directors.

The audit committee oversees the Company’s accounting and financial reporting processes on behalf of the board of directors. The meetings of the audit committee are designed to facilitate and encourage communication among the audit committee, Company management, the independent registered public accounting firm and the Company’s internal audit function. The Company’s management has the primary responsibility for the financial statements, for maintaining effective internal control over financial reporting, and for assessing the effectiveness of internal control over financial reporting. In fulfilling its oversight responsibilities, the audit committee has reviewed and discussed with management the Company’s consolidated financial statements for the fiscal quarters and full year ended December 29, 2018, including a discussion of, among other things, the quarterly and annual earnings press releases, the quality of the Company’s accounting principles, the reasonableness of significant estimates and judgments, and the clarity of disclosures in the Company’s financial statements.

The audit committee ensures that the Company establishes and appropriately resources a professional internal auditing function and that there are no unjustified restrictions or limitations imposed on that function. In addition to reviewing and approving the annual internal audit plan and overseeing other internal audit activities, the audit committee regularly reviews and discusses the results of internal audit reports.

The audit committee also reviewed with PricewaterhouseCoopers LLP, the Company’s independent registered public accounting firm, the results of their audit and discussed matters required to be discussed by the Auditing Standard No. 1301, Communications with Audit Committees, as adopted by the Public Company Accounting Oversight Board, other standards of the Public Company Accounting Oversight Board, rules of the SEC and other applicable regulations. The audit committee has reviewed permitted services under rules of the SEC as currently in effect and discussed with PricewaterhouseCoopers LLP their independence from management and the Company, including the matters in the written disclosures and the letter from the independent registered public accounting firm required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant’s communications with the audit committee concerning independence, and has considered and discussed the compatibility of non-audit services provided by PricewaterhouseCoopers LLP with that firm’s independence. For each engagement, Company management provided the audit committee with information about the services and fees, sufficiently detailed to allow the audit committee to make an informed judgment about the nature and scope of the services and the potential for the services to impair the independence of the independent

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registered public accounting firm. After the end of each fiscal year, Company management provides the audit committee with a summary of actual fees incurred with the independent registered public accounting firm.

The audit committee meets with the independent registered public accounting firm, with and without management present, to discuss the results of their examinations; their evaluations of the Company’s internal control, including internal control over financial reporting; and the overall quality of the Company’s financial reporting. Additionally, the audit committee meets in separate executive sessions with the Company’s chief financial officer and the head of internal audit.

In accordance with SEC rules and PricewaterhouseCoopers LLP policies, lead and concurring audit partners are subject to rotation requirements that limit the number of consecutive years an individual partner may provide services to our Company to a maximum of five years. The selection of the lead audit partner pursuant to this rotation policy involves a meeting between the candidate for the role and the chair of the audit committee, as well as with the full audit committee and members of management.

The audit committee has also evaluated the performance of PricewaterhouseCoopers LLP, including, among other things, the length of time the firm has been engaged; its familiarity with our operations and businesses, accounting policies and practices, and our internal controls over financial reporting; and the appropriateness of fees paid to PricewaterhouseCoopers LLP for audit and non-audit services in 2018, on an absolute basis and as compared to the scope of prior year audits. Information about PricewaterhouseCoopers LLP’s fees for 2018 is discussed below in this proxy statement under “Proposal 2 - Ratification of Appointment of Independent Registered Public Accountants.” Based on its evaluation, the audit committee has retained PricewaterhouseCoopers LLP to serve as the Company’s independent registered public accounting firm for the 2019 fiscal year.

Based on its review of the financial statements and the aforementioned discussions, the audit committee concluded that it would be reasonable to recommend, and on that basis, did recommend, to the board of directors that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 29, 2018, which was filed with the SEC on February 14, 2019.

Respectfully submitted by the Audit Committee,

Andrew Miller (chairman)
Elisha Finney Ruey-Bin Kao

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REPORT OF THE COMPENSATION AND TALENT COMMITTEE OF THE BOARD OF DIRECTORS

No portion of this compensation and talent committee report shall be deemed to be incorporated by reference into any filing under the Securities Act of 1933, as amended (the “Securities Act”), or the Securities Exchange Act of 1934, as amended (the “Exchange Act”), through any general statement incorporating by reference in its entirety the proxy statement in which this report appears, except to the extent that the Company specifically incorporates this report or a portion of it by reference. In addition, this report shall not be deemed filed under either the Securities Act or the Exchange Act.

The compensation and talent committee of the board of directors, which is comprised solely of independent directors within the meaning of applicable rules of The NASDAQ Stock Market, Inc., outside directors within the meaning of Section 162(m) of the Internal Revenue Code of 1986, as amended, and non-employee directors within the meaning of Rule 16b-3 under the Exchange Act, is responsible for developing executive compensation policies and advising the board of directors with respect to such policies and administering the Company’s cash incentive and equity incentive plans. The compensation and talent committee sets performance goals and objectives for the chief executive officer and the other executive officers, evaluates their performance with respect to those goals and sets their compensation based upon the evaluation of their performance. In evaluating executive officer pay, the compensation and talent committee retains the services of a compensation consultant and considers recommendations from the chief executive officer with respect to goals and compensation of the other executive officers. The compensation and talent committee assesses the information it receives in accordance with its business judgment. The compensation and talent committee also periodically reviews director compensation. All decisions with respect to executive and director compensation are approved by the compensation and talent committee. All decisions regarding chief executive officer and director compensation are reviewed and ratified by the full board. Mr. Bell, and Mses. Finney and Stacy are the current members of the compensation and talent committee.

The compensation and talent committee has reviewed and discussed the Compensation Discussion and Analysis (the “CD&A”) for the year ended December 29, 2018 with management. In reliance on the reviews and discussions referred to above, the compensation and talent committee recommended to the board of directors, and the board of directors has approved, that the CD&A be included in this proxy statement and incorporated by reference in our Annual Report on Form 10-K for the year ended December 29, 2018, which was filed with the SEC on February 14, 2019.

Respectfully submitted by the Compensation and Talent Committee,

Michael Bell (chairman)
Elisha Finney
Michelle Stacy

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COMPENSATION AND OTHER INFORMATION

CONCERNING EXECUTIVE OFFICERS AND DIRECTORS

Compensation Discussion and Analysis

Executive Overview

The competition for executive talent in our industry continues to be significant. While we compete to attract and retain talent against other established technology companies in our industry, we increasingly compete with a wide range of smaller, high-growth companies focused on emerging technologies.

Our compensation philosophy is based on a desire to balance retention of executive talent with pay for performance incentive compensation which is designed to reward our named executive officers for our financial and operating performance. We believe the compensation of our named executive officers should align our executives’ interests with those of our stockholders and focus executive behavior on the achievement of both near-term corporate targets as well as long-term business objectives and strategies. It is the responsibility of the compensation and talent committee of our board of directors to administer our compensation practices to ensure they are competitive and include incentives designed to appropriately drive our performance through specific financial and strategic objectives. Our compensation and talent committee annually reviews and approves elements of executive compensation, including our chief executive officer and other executive officer base salaries, cash incentives and equity awards.

2018 Financial Performance Highlights

Our performance as a company in 2018 was very strong. We exceeded full-year expectations for revenue growth and profitability after raising our expectations twice during the year and saw substantial demand for our Roomba i7 and i7+ products. In addition, we announced the planned 2019 introduction of a new category of robot, the iRobot Terra, an autonomous lawn mower. We continue to focus on the diversification of our product offerings, and supply chain and manufacturing diversification for longer term production stability, as well as on driving growth of non-Roomba products.

Revenue $1.092B an increase of 24% from full-year 2017	Operating Income $105.8M an increase of 46% from full-year 2017
Diluted Earnings Per Share $3.07 compared with $1.77 for full-year 2017	Net Income $88.0M an increase of 73% from full-year 2017

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Historical Financial Performance

Our financial performance over the last three years has been very strong. The performance below demonstrates our focus on delivering shareholder value.

The graph below compares the cumulative 5-Year total return provided to shareholders on iRobot Corporation’s common stock relative to the cumulative total returns of the NASDAQ Composite index and two customized peer groups of fourteen companies in 2017 and sixteen companies in 2018. The individual companies are listed in footnotes 1 and 2 below. An investment of $100 (with reinvestment of all dividends) is assumed to have been made in our common stock, in each index and in each of the peer groups on 12/31/2013 and its relative performance is tracked through 12/31/2018.

(1.) The fourteen companies included in the company’s 2017 peer group are: 3D Systems Corp, Dolby Laboratories Inc., Faro Technologies Inc., Fitbit Inc., GoPro Inc., Harmonic Inc., Logitech International Sa, Nautilus Inc., NETGEAR Inc., Novanta Inc., Plantronics Inc., TiVo Corp, Trimble Inc. and Universal Electronics Inc.

(2.) The sixteen companies included in the company’s 2018 peer group are: 3D Systems Corp, Brooks Automation Inc., Coherent Inc., Dolby Laboratories Inc., Faro Technologies Inc., Fitbit Inc., Garmin Ltd, GoPro Inc., Logitech International Sa, NETGEAR Inc., Novanta Inc., Plantronics Inc., TiVo Corp, Trimble Inc., Ubiquiti Networks Inc. and Universal Electronics Inc.

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COMPARISON OF 5 YEAR CUMULATIVE TOTAL RETURN*

Among iRobot Corporation, the NASDAQ Composite Index,

2017 Peer Group and 2018 Peer Group

*$100 invested on 12/31/13 in stock or index, including reinvestment of dividends.

Fiscal year ending December 31.

VALUE OF HYPOTHETICAL INVESTMENT

	12/13	12/14	12/15	12/16	12/17	12/18
iRobot Corporation	100.00	99.86	101.81	168.10	220.59	240.84
NASDAQ Composite	100.00	114.62	122.81	133.19	172.11	165.84
2017 Peer Group	100.00	78.85	55.97	68.19	79.44	69.44
2018 Peer Group	100.00	85.42	64.37	87.28	111.39	101.87

Our compensation and talent committee, in conjunction with management, evaluates our overall executive compensation program each year. As a result of this ongoing review and consistent with our review of best practices, we made a number of changes in our long- term incentive plan over the last two years.

2017 PSU Design Changes:

•	Increased the emphasis on PSUs
•	Discontinued the use of stock options.
•	Adjusted our PSU design to use a single, three-year performance period (eliminating interim one-year goals and a “catch-up” provision”)
•	Added the potential to earn above and below target (vs. an “all or nothing” design)

2018 PSU Design Changes

•	Shifted the payout metric from operating income as a percentage of revenue to three-year cumulative operating income in dollars.

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We have continued the same plan design for our 2019 long-term incentive plan. We believe our compensation philosophies and objectives, as described below, have appropriately aligned our executive compensation outcomes with Company performance and support the objectives of our compensation program outlined below.

Objectives of Our Compensation Program

We believe our compensation philosophies and objectives, as further described below, have aligned executive compensation with Company performance. Our compensation programs for our executive officers are designed to achieve the following objectives:

•	Provide competitive compensation that attracts, motivates and retains the best talent and the highest caliber executives to help us to achieve our strategic objectives;
•	Connect a significant portion of the total potential compensation paid to executives to our annual financial performance;
•	Align management’s interest with the interests of stockholders through long-term equity incentives; and
•	Provide management with performance goals directly linked to our longer-term plan for growth and profit.

We believe the compensation of our named executive officers should reflect their success as a management team, rather than as individuals, in attaining key operating objectives, such as Adjusted EBITDA, operating income in dollars and revenue in dollars. We define Adjusted EBITDA as earnings before interest, taxes, depreciation, amortization, stock-based compensation expense, net merger, acquisition and divestiture expense, gain on business acquisition, and net intellectual property litigation expense, as shown on Exhibit A.

We also believe that the compensation of our named executive officers should not be based on the short-term performance of our stock, whether favorable or unfavorable, but rather that the price of our stock will, in the long-term, reflect our operating performance, and ultimately, the management of the Company.

Methodologies for Establishing Executive Compensation

The compensation and talent committee, which is comprised entirely of independent directors, reviews the compensation packages for our named executive officers, including an analysis of all elements of compensation separately and in the aggregate. In determining the appropriate compensation levels for our chief executive officer, the compensation and talent committee meets with alone with the executive vice president, human resources and corporate communications. With respect to the compensation levels of all other named executive officers, the compensation and talent committee meets with our chief executive officer and, as needed, our executive vice president, human resources and corporate communications. Our chief executive officer annually reviews the performance of each of the other named executive officers with the compensation and talent committee.

In May of 2018, the compensation and talent committee engaged Pay Governance as its independent executive compensation consultant. Prior to that, it had retained Pearl Meyer & Partners, LLC (“Pearl Meyer”). The consultant works with the compensation and talent committee in addition to our human resources department and the chief executive officer to assist them in establishing an appropriate peer group, developing the compensation program and recommendations regarding base salary levels, target incentive awards, performance goals for incentive compensation and equity

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awards for named executive officers. In conjunction with the annual performance review of each named executive officer, the compensation and talent committee carefully considers the recommendations of the chief executive officer with respect to the other executive officers when setting base salary, bonus payments under the prior year’s incentive compensation plan, and target amounts and performance goals for the current year’s incentive compensation plan. In addition, the compensation and talent committee similarly determines the size and structure of equity incentive awards, if any, for each named executive officer.

Moreover, the compensation and talent committee considers the results of the advisory vote on named executive officer compensation, or the “say on pay” vote, that is currently held each year at the Company’s annual meeting of stockholders.

At the May 2018 annual meeting of stockholders, the Company held its annual say on pay vote. The results of the say on pay vote held in May 2018 were as follows (as a percentage of the votes cast):

For	14,559,216	97.4%
Against	388,799	2.6%

The results of the say on pay vote are advisory and not binding on the Company, the board of directors or the compensation and talent committee. The board of directors and the compensation and talent committee, however, value the opinions of our stockholders and take the results of the say on pay vote into account when making decisions regarding the compensation of our named executive officers. We have also taken additional steps to solicit feedback from our stockholders, meeting directly with many of our largest stockholders and listening to their feedback related to our executive compensation programs over the past few years.

As part of ongoing efforts to be responsive to the concerns of our investors regarding our executive compensation programs and to align the pay of our senior executives with our performance, the compensation and talent committee will, in consultation with Pay Governance and as appropriate, continue to consider changes to our compensation programs in response to input from stockholders and evolving factors such as the business environment, the competitive market for talent and emerging trends. Additionally, the compensation and talent committee will continue to consider the outcome of our say on pay votes, regulatory changes and emerging best practices when making future compensation decisions for our named executive officers.

Our compensation plans are developed, in part, by utilizing publicly available compensation data and subscription compensation survey data for national and regional companies in the technology and consumer technology industries. We believe that the practices of this group of companies provide us with appropriate compensation benchmarks, because these companies have similar business models and tend to compete with us to attract executives and other employees. For benchmarking executive compensation, we typically review the compensation data for companies with revenues, numbers of employees, market capitalizations and levels of research and development investment similar to our profile. Beginning with fiscal year 2017, we removed defense oriented companies from our compensation survey data as a result of the divestment of our defense and security business unit, and reviewed data from companies in comparable industries, including the consumer technology industry, that focus on smart-tech and high-tech products.

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Compensation Consultants

As the independent compensation consultant from May 2018 through the end of the 2018 fiscal year, Pay Governance provided the compensation and talent committee with advice on a broad range of executive compensation matters. During 2018, the scope of Pay Governance’s services included the following:

•	Apprising the compensation and talent committee of compensation-related and regulatory trends and developments in the marketplace;
•	Assessing the composition of the peer companies used for comparative purposes;
•	Performing a competitive assessment of our non-employee Director and executive compensation programs; and
•

Identifying potential changes to the executive compensation program to maintain competitiveness and ensure consistency with business strategies, good governance practices and alignment with stockholder interests

As the independent compensation consultant from the beginning of 2018 through May 2018, Pearl Meyer informed the committee on regulatory developments, identified potential changes to executive compensation programs to maintain competitiveness and ensure consistency with business strategies and; reviewed the Compensation Discussion & Analysis section of the Company’s proxy statement.

The compensation and talent committee assessed the independence of its compensation consultants under factors set forth in the SEC rules and concluded that each of Pearl Meyer and Pay Governance was independent and that the firms’ work for the committee did not raise any conflicts of interest.

Compensation Comparisons

Developing a peer group for compensation comparison purposes is not an easy task for the Company. We do not have any “true” robotic peer companies that are publicly-traded, stand-alone, U.S.-based and size-appropriate. We believe the mix of technology, smart technology/connected devices, and technology/ consumer products entities that comprise our current peer group provides appropriate reference points for compensation and performance comparisons. However, the companies in our peer group have historically differed substantially from the companies used as peers by some proxy advisory firms. These proxy advisory organizations tend to compare us to companies in the consumer durables industry, such as home builders, retailers and furniture distributors/manufacturers (i.e., companies with little to no technology attributes to their respective products and minimal investments in ongoing research and development). These differences in the composition of peer groups, which are used in companies’ determinations of how to align pay and performance, can result in substantial differences in Company performance and how compensation is valued and delivered to executives. Technology, smart technology/connected devices and technology/consumer products companies are subject to different competitive pressures and, in our experience, typically perform and pay differently from home builders, retailers and furniture distributors/manufacturers. Additionally, recruitment efforts at companies focused on technology, smart technology/connected devices and technology/consumer products are largely focused on robotics/technology experts/industry leaders and individuals with engineering backgrounds. The compensation and talent committee takes all of these unique dynamics into account when annually reviewing our peer group firms and in evaluating our ongoing compensation practices.

The following selection criteria, developed in conjunction with the compensation and talent committee, which are carefully reviewed annually and adjusted as needed, were used to develop the comparative peer group used in assessing the competitiveness of our executive compensation program and in helping develop fiscal year 2018 compensation actions:

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•	Companies with revenues within a similar range and generally similar market capitalization;
•

Companies within comparable industries that focus on smart-tech and high-tech products (e.g., consumer durables, consumer services, aerospace, capital goods, electronics equipment, information technology, instruments and components, computers and peripherals, networking equipment and computer hardware);

•	Companies with highly-engineered products and complex networked technologies with multiple industry applications;
•	Technology companies whose products contain both hardware and software components, in particular cloud-connected devices, smart monitors, networked devices and consumer wearables; and
•	Companies with moderate to high sales growth and opportunity.
•	Other secondary criteria also considered include:
•	Companies considered to be engaging in “disruptive innovation;”
•	Companies with products with brand recognition and/or disposable income “luxury” goods; and
•	Companies with comparable levels of research and development expense that indicate similar business models and financial strategy.

Our peer group for 2018 consisted of the following companies. This 2018 peer group differs from the 2017 peer group due to the removal of InvenSense, Inc. following its acquisition and the addition of Dolby Laboratories, Inc. Dolby Laboratories was added to our peer group as a result of its relative similarity to the Company with respect to key financial criteria.

Consumer Technology Companies	Broader Technology Companies
Fitbit, Inc.	3D Systems Corporation
GoPro, Inc.	Dolby Laboratories, Inc.
Logitech International S.A	FARO Technologies
NETGEAR, Inc.	Novanta Inc.
Plantronics, Inc.	Trimbe Inc.
TiVo Corporation	Universal Electronics

These companies, at the time of the analysis, had median annual revenues of $860 million and a median market capitalization of $1,483 million. iRobot at this same time had annual revenues of $770 million and a market capitalization of $2,138 million

The compensation and talent committee reviews all components of compensation for named executive officers. In accordance with its charter, the compensation and talent committee also, among other responsibilities, administers our incentive compensation plan, and reviews management’s recommendations on company-wide compensation programs and practices. In setting compensation levels for our executive officers in fiscal 2018, the compensation and talent committee considered many factors in addition to the benchmarking described above, including, but not limited to:

•	the scope and strategic impact of the executive officer’s responsibilities;
•	our past business performance, and future expectations;
•	our long-term goals and strategies;
•	the performance and experience of each individual;
•	retention considerations

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•	unvested equity holdings
•	past compensation levels of each individual and of the named executive officers as a group;
•	relative levels of pay among the executive officers;
•	the amount of each component of compensation in the context of the executive officer’s total compensation and other benefits;
•	input from the board with respect to its evaluation of and recommendations for the chief executive officer; and
•	input from the chief executive officer with respect to the evaluation of and recommendations for the other named executive officers.

The compensation and talent committee determines compensation for our chief executive officer using the same factors it uses for other executive officers, while placing greater emphasis on performance-based opportunities through long-term equity and short-term cash incentive compensation, which we believe better aligns our chief executive officer’s interests with our success and the interests of our stockholders. In assessing the compensation paid to our chief executive officer, the compensation and talent committee relies on both input from the board of directors on performance and information from our selected benchmarks and its judgment with respect to the factors described above.

Elements of Compensation and 2018 Annual Target Compensation

Our executive compensation program in 2018 consisted of three primary elements: base salary, annual cash incentives, and long-term equity awards, in the form of time-based restricted stock units (“RSUs”) and PSUs. All of our executive officers also are eligible for certain benefits offered to employees generally, including life, health, disability and dental insurance, as well as participation in our 401(k) plan and employee stock purchase plan. We have also entered into executive agreements with our executive officers that provide for certain severance benefits upon termination of employment, including a termination in connection with a change in control of the Company. We set each executive’s target compensation mix for 2018 per the chart below. The target compensation mix for each executive was determined at the beginning of 2018. Target compensation includes only the target amount of each of the elements shown below and does not contemplate the upside and downside opportunity included in our variable incentive plans.

Elements of Compensation

Base Salary

Salaries are structured to be within the market competitive range of salaries paid by the peer companies reviewed by the compensation and talent committee in high-technology industries,

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including consumer electronics and smart technologies. While we generally aim to set base salaries for each of our executives to market competitive levels in our relevant industries, the compensation and talent committee also takes into consideration many additional factors (described below) that we believe are important and have enabled us to attract, motivate and retain a high performing leadership team in an extremely competitive environment. Salaries are reviewed on an annual basis.

In 2018, the compensation and talent committee reviewed the base salaries for each of our executive officers, taking into account an assessment of the individual’s responsibilities, experience, individual performance and contribution to our performance, and also generally taking into account the competitive environment for attracting and retaining executives consistent with our business needs, along with those factors previously described. With respect to each of our executive officers, our chief executive officer provided a detailed evaluation and recommendation related to base salary adjustments, if any (excluding for himself).

We believe that the base salaries of our named executive officers, which range from 13% to 26% as a percentage of total compensation, are set at an appropriate level to align our compensation mix with our compensation philosophy.

In connection with our annual review process in February 2018 and taking into account the considerations discussed above, the compensation and talent committee made base salary adjustments for Mr. Angle and Ms. Dean, as noted in the table below. For 2019, base salaries of our named executives were reviewed by the compensation and talent committee, and the compensation and talent committee made adjustments to the base salaries of four of our named executive officers, as noted in the table below. These adjustments to salaries were in recognition of exceptional performance and to ensure we are maintaining a competitive positioning with our peer group and the market.

	2017 Base Salary	% Increase	2018 Base Salary	% Increase	2019 Base Salary
Colin M. Angle	$700,000	7.1%	$750,000	10.0%	$825,000
Alison Dean	$460,000	3.3%	$475,000	5.3%	$500,000
Christian Cerda	$450,000	—	$450,000	11.1%	$500,000
Russell J. Campanello	$350,000	—	$350,000	—	$350,000
Glen D. Weinstein	$380,000	—	$380,000	7.9%	$410,000

Cash Incentive Compensation

The compensation and talent committee believes that short-term cash incentive compensation for executive officers should be contingent upon successful achievement of significant financial and business objectives and implementation of our business strategy. For our named executive officers, including our chief executive officer, the payment of cash incentive awards is based on an evaluation of achievement against predetermined Company financial and operational metrics in accordance with our Senior Executive Incentive Compensation Plan (“SEICP”) adopted by the compensation and talent committee. For each named executive officer, 100% of his or her target cash incentive compensation in 2018 was tied to key Company financial and operating performance measures. We aim to set our cash incentive opportunities for named executive officers to be market competitive for performance at target and actual amounts earned are scaled appropriately below and above target based on actual performance achievement similar to the program designs of our peer companies in the consumer technology industry and companies that focus on smart and high-tech products. The actual amount of the cash incentives paid to the named executive officers, however, is subject to the compensation and talent committee’s determination of our performance in general and the achievement of specific pre-established goals, as described below.

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For fiscal 2018, the threshold, target and maximum bonus award opportunities under our SEICP for each of our named executive officers, as a percentage of base salary are set forth in the table below. These target bonus amounts were set at levels the compensation and talent committee determined were appropriate to achieve our business plan, which involved growing the Company in a profitable, cost-effective way.

	Incentive Bonus Award Opportunity Payout Scale (% of base salary)
	Threshold (12.5% of target opportunity) (1)	Target (100%)	Maximum (200% of target opportunity) (2)
Colin M. Angle	12.50%	100.00%	200.00%
Alison Dean	10.00%	80.00%	160.00%
Christian Cerda	10.00%	80.00%	160.00%
Russell J. Campanello	8.13%	65.00%	130.00%
Glen D. Weinstein	8.13%	65.00%	130.00%

(1)	Cash incentive payments are made only if the Company has achieved a specified Adjusted EBITDA hurdle, excluding cash incentive compensation expense.
(2)	This reflects the maximum incentive cash payout levels established under our SEICP for 2018 based on the specific goals established for fiscal 2018.

The following tables summarize the 2018 performance measures, associated weightings and goals for each of the named executive officers under the SEICP, including actual performance achievement. As discussed previously, the payout opportunity ranges from 12.5% of the target incentive opportunity for achieving threshold level of performance to 200% of the target incentive opportunity for achieving maximum level of performance.

		Performance Goal
Metric	Weightings	Threshold (12.5%)	Target (100%)	Maximum (200%)	2018 Actual Performance	Actual Percentage Earned (as % of target)
		$ in millions
Adjusted EBITDA, excluding cash incentive compensation expense	50%	$149.7	$176.1	$234.2	$194.5	66%
Company Revenue	50%	$945.0	$1,050.1	$1,260.1	$1,092.6	60%
Total Payout (as a % of Target)						126%

*	Actual percentage earned (as % of target) is relative to the weightings of both metrics, which are 50% respectively.

The compensation and talent committee chose this mix of financial targets for cash incentive compensation because it believes it creates a balanced focus on growth and profitability, and it believes that executive officers should be focused on a small set of critical, team-based financial and operating metrics that reinforce the executive’s role and impact the Company’s business strategy. Also, the compensation and talent committee established a hurdle where the available total incentive compensation payout for the entire employee base - including the named executive officers - would be reduced on a dollar-for-dollar basis if Adjusted EBITDA, excluding cash incentive compensation expense, fell below $149.7 million for the fiscal year (the threshold for Adjusted EBITDA, excluding cash incentive compensation expense shown in the table above).

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With the tremendous financial performance in 2018, fueled by continued demand for our existing products and substantial demand for our new Roomba i7 and i7+, we overachieved on revenue and Adjusted EBITDA goals, which resulted in the following cash awards to the named executive officers for performance in fiscal 2018 pursuant to our SEICP:

	Incentive Bonus Award
	Original Target Incentive Opportunity	Achievement	SEICP Earned & Paid
Colin M. Angle	$750,000	126%	$945,000
Alison Dean	$380,000	126%	$478,800
Christian Cerda	$360,000	126%	$453,600
Russell J. Campanello	$227,500	126%	$286,650
Glen D. Weinstein	$247,000	126%	$311,220

Long-Term Incentives

Overview

In 2018, executive officers were eligible to receive a mix of time-based RSUs and PSUs that are intended to promote success by aligning employee financial interests with long-term stockholder value. Long-term incentives are awarded based on various factors primarily relating to the responsibilities of the individual officer or employee, his or her past performance, anticipated future contributions, prior grants, and competitive market and retention considerations as well as the pool of shares available for grant and Company performance. In general, our compensation and talent committee bases its decisions to grant long-term incentives on recommendations of our chief executive officer and the compensation and talent committee’s analysis of peer group and industry compensation information, with the intention of keeping the executives’ overall compensation at a competitive level with our peer group companies in consumer technology and smart and high-tech industries.

Historically the equity awards we granted to our named executive officers were comprised of a mix of 50% RSUs, 25% PSU’s, and 25% stock options. Starting in 2017, we adjusted our mix of equity awards so that named executive officers receive 50% of their total equity awards in the form of time-based RSUs and 50% of their equity awards in the form of PSUs. We also adjusted the design of our PSU plan so performance is measured at the end of a three-year performance period, eliminating the interim one-year cumulative goals, and we added an opportunity to earn above and below target based on actual performance achievement at the end of the three-year performance period. These changes were implemented based on feedback from our investors. For 2019 we have kept our long-term equity plan design generally consistent with 2018.

The compensation and talent committee believes that our mix of long-term equity awards is market competitive and strongly aligns the incentives of our executives with the interests of our stockholders and the long-term performance of the Company by directly tying a significant portion of the value that may be realized from our equity compensation to the performance of the Company and the value of our stock.

Both RSUs and PSUs are typically granted in March. RSUs vest based on continued service in equal annual installments over four years. PSUs granted in 2018 and 2019 have three-year cliff vesting based on performance as well as continued service with the Company.

During fiscal year 2018, our compensation and talent committee approved the RSU and PSU awards set forth in the table below to each of our named executive officers. The payout opportunity on

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the PSUs to be earned at the end of the three-year performance period ranges from 0% for below threshold performance, 50% of the target opportunity for achieving threshold level of performance to 200% of the target opportunity for achieving maximum level of performance. The number of PSUs actually earned will be determined at the end of the three-year performance period by measuring the Company’s actual 2018 to 2020 cumulative financial performance against the target performance.

	Grant Date Fair Value ($)	RSUs (#)	PSUs (# at Threshold) (50% of Target)	PSUs (# at Target)	PSUs (# at Maximum) (200% of Target)
Colin M. Angle	3,987,756	29,146	14,573	29,146	58,292
Alison Dean	1,360,538	9,944	4,972	9,944	19,888
Christian Cerda	1,501,190	10,972	5,486	10,972	21,944
Russell J. Campanello	750,594	5,486	2,743	5,486	10,972
Glen D. Weinstein	938,312	6,858	3,429	6,858	13,716

The following chart depicts the mix of PSUs and RSUs in our annual long-term incentive program for 2018 and 2019:

Performance Share Units

The Company’s and the compensation and talent committee’s overall goals for selecting metrics for the PSU component of the long-term incentive program include:

•	Alignment with business strategy;
•	Alignment with stockholder interest in improving long-term business fundamentals;
•	Correlation with total stockholder return; and
•	Complementary to our short-term incentive metrics.

For 2018, the compensation and talent committee determined that operating income was the optimal metric for our PSU component. Prior to 2018, our PSU metric was operating income as a percentage of revenue (with a threshold requirement for a minimum amount of revenue). We believe

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moving to operating income not only will continue to support total shareholder return but allows iRobot to focus on continued growth while investing in future products, technologies, and diversification. Operating income is also a regularly reported GAAP financial measure, is understood by our investor base, and can be reasonably forecasted over the relevant performance period. We believe using operating income for our PSUs coupled with the revenue component of our short-term incentive plan provides strong focus on, and balance between, important short- and long-term business drivers. Moreover, operating income tends to reflect the performance of our executive team as opposed to macro-economic factors or industry-wide trends beyond the control of our team. All financial goals for each of the outstanding three-year PSU plans are established at the beginning of the three-year performance period.

PSUs granted in 2018 and 2019 will be earned and vest at the end of the three-year performance period based upon performance over the entire three-year period. In addition, our named executive officers will have the opportunity to earn below or above the target number of PSUs granted if performance falls below or above the target performance.

For the PSUs granted in 2018, the number of shares earned at the end of the three-year period will range from 0% to 200% of the target number of PSUs granted based on the Company’s performance against a three-year cumulative operating income goal. All financial goals for the three-year cumulative PSU plans were established at the beginning of the three-year performance period. The following table outlines the threshold, target, and maximum for operating income for the three-year cumulative performance goal for the PSU plan for the 2018 through 2020 cycle.

	Operating Income Performance (in millions)
2018-2020 PSU Performance Cycle	Threshold	Target Range	Maximum	Actual Performance Achieved	Actual Payout Achieved
Cumulative	$285	$321 - $392	$428	—	—

The below chart illustrates the payout range for operating income attainment for PSUs granted in 2018. In order to earn shared a threshold performance level of $285 in operating income must be achieved. To earn 100% of shares we must achieve operating income of $321. Achievement above $392 operating income would earn more than 100% of shares up to a maximum of 200% of shares at $428 in operating income.

	2018-2020 PSUs At Threshold, Target & Maximum
	PSUs At Threshold	PSUs At Target	PSUs Maximum
Colin M. Angle	14,573	29,146	58,292
Alison Dean	4,972	9,944	19,888
Christian Cerda	5,486	10,972	21,944
Russell J. Campanello	2,743	5,486	10.972
Glen D. Weinstein	3,429	6,858	13,716

For the PSUs granted in 2017, the number of shares earned at the end of the three-year period will range from 0% to 200% of the target number of PSUs granted based on the Company’s performance against three-year cumulative operating income percent and revenue goals. All financial goals for the three-year cumulative PSUs were established at the beginning of the three-year performance period. The following table outlines the revenue threshold and target operating income percent for the three-year cumulative performance goals for the PSU plan for the 2017 through 2019 cycle. Actual performance achieved will exclude the impact of the 2017 acquisition of the Company’s distributor in Europe.

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	Revenue (in millions)		Operating Income Percent
2017 - 2019 PSU Performance Cycle	Threshold	Actual Performance Achieved	Threshold	Target Range	Maximum	Actual Performance Achieved	Actual Payout Level Achieved
Cumulative	$2,384	—	8.2%	9.7% - 10.7%	12.2%	—	—

The below chart illustrates the payout range for operating income percent attainment for PSUs granted in 2017. In order to earn shares a threshold performance level of 8.2% in operating income percent must be achieved. To earn 100% of shares we must achieve operating income percent of 9.7%. Achievement above 10.7% operating income percent would earn more than 100% of shares up to a maximum of 200% of shares at 12.2% operating income percent attainment.

	2017-2019 PSUs At Threshold, Target & Maximum
	PSUs At Threshold	PSUs At Target	PSUs Maximum	Total PSUs Earned to Date
Colin M. Angle	18,112	36,225	72,450	—
Alison Dean	6,250	12,500	25,000	—
Christian Cerda	6,037	12,075	24,150	—
Russell J. Campanello	3,237	6,475	12,950	—
Glen D. Weinstein	3,887	7,775	15,550	—

For the PSUs granted in 2016, the number of shares actually earned at the end of the three-year period could have ranged from 0% to 100% of the target number of PSUs granted based on the Company’s performance against three-year operating income and revenue goals. In addition, while all vesting of earned PSUs occurred on the third anniversary of the date of grant, achievement of intermediate targets for the three-year period allowed PSUs to be deemed earned but not yet vested for the intermediate periods. Achievement of the cumulative target allowed all shares subject to the PSUs to be earned regardless of the achievement of the intermediate annual targets. Unvested awards were not eligible to receive any dividends or voting rights until the point at which any shares were earned and vested. Under this plan, participants could only earn awards at 100% of target or at 0% of target (for performance below 100% of target) for each year as there was no scaled award opportunity above target for PSUs granted in 2016.

The following table outlines the target three-year performance goals for the PSUs for the 2016 through 2018 cycle. No more than 100% of the PSUs granted can be earned.

		Revenue (in millions)		Operating Income Percent
	Weighting 2016 -2018 PSU Performance Cycle	Target	Actual Performance Achieved	Target	Actual Performance Achieved	Actual Payout Level Achieved
2016	33%	$635	$661	8.0%	8.7%	33%
2017	33%	$724	$827(1)	9.8%	11.3%(1)	33%
2018	33%	$833	$997(1)	10.5%	9.0%(1)	0%
Cumulative	100%	$2,191	$2,484	9.5%	9.8%	100%
Corresponding Payout				100.0%

(1)	2017 and 2018 actual results are adjusted to exclude the impact of the Company’s 2017 acquisitions of its distributors in Japan and Europe.

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For 2016, one-third of the awarded PSUs were deemed earned if the Company achieved minimum revenue of $635 million and a minimum 8.0% operating income as a percentage of revenue. In 2016, the Company achieved $661 million in revenue and 8.7% in operating income as a percentage of revenue. Accordingly, one-third of the total number of PSUs awarded were earned in 2016, but were not yet vested at that time. For 2017, one-third of the awarded PSUs were deemed earned if the Company achieved a revenue threshold of $724 million and a minimum 9.8% operating income as a percentage of revenue. In 2017, the Company achieved $827 million in revenue and 11.3% in operating income as a percentage of revenue. Accordingly, another one-third of the total number of PSUs awarded were earned in 2017, but were not yet vested at that time. For 2018, the company achieved $997 million in revenue, and 9.0% in operating income as a percentage of revenue. While the company did achieve $997 million in revenue, which exceeded the revenue target for the PSUs, it did not achieve the necessary operating income as a percentage of revenue in 2018. Accordingly, no portion of the PSUs awarded for the 2016 through 2018 plan cycle with respect to 2018 performance were earned based on 2018 performance. However, the Company met the cumulative three-year targets for the three-year performance cycle; therefore, all of the PSUs granted in 2016 were deemed earned and vested. Specifically, the named-executive officers earned the following PSUs with respect to the PSUs granted in 2016:

	2016-2018 PSUs At Target & Earned
	PSUs At Target	Total PSUs Earned
Colin M. Angle	24,867	24,867
Alison Dean	9,592	9,592
Christian Cerda	11,133	11,133
Russell J. Campanello	4,308	4,308
Glen D. Weinstein	5,857	5,857

Other Benefits and Perquisites

We also have various broad-based employee benefit plans. Our executive officers participate in these plans on the same terms as other eligible employees, subject to any legal limits on the amounts that may be contributed by or paid to executive officers under these plans. We offer a 401(k) plan, which allows our U.S. employees an opportunity to invest in a wide array of funds on a pre-tax basis. The Company matches up to 3% of eligible pay ($0.50 on each dollar an employee contributes up to a maximum of 6%). In 2017, we established an employee stock purchase plan for the benefit of all of our U.S., UK and Canadian based employees. We do not provide pension arrangements or post-retirement health coverage for our named executive officers or other employees. We also maintain insurance and other benefit plans for our employees. We offer no perquisites to our executive officers that are not otherwise available to all of our employees.

Stock Ownership Guidelines

We maintain equity ownership guidelines to further align the interests of our senior management and directors with those of our stockholders. Under the guidelines, executives are expected to hold common stock in an amount ranging from two times base salary for our senior executives to six times base salary for our chief executive officer. Our directors are also expected to hold common stock in an amount equal to six times their current board retainer fee.

For purposes of these guidelines, stock ownership includes shares for which the executive or director has direct or indirect ownership or control, including stock and in-the-money vested stock options, but does not include unvested restricted stock units or unvested stock options. Executives and

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directors are expected to meet their ownership guidelines within five years of becoming subject to the guidelines. All executives and directors are currently meeting or are working to achieve these guidelines within the five-year time period.

Hedging/Pledging Policy

Since 2005, we have had a written insider trading policy that prohibits holding Company securities as collateral in a margin account, any hedging transactions and prohibits pledging of Company securities as collateral for a loan unless the pledge has been approved by the compensation and talent committee of the board of directors. To date, no such approval has been requested or given.

Executive Agreements

We have entered into executive agreements with each of our named executive officers. The executive agreements provide for severance payments equal to 50% of such officer’s annual base salary at the highest annualized rate in effect during the one-year period immediately prior to termination, payable in six equal monthly installments, as well as monthly premium payments for continued health, dental and vision benefits for up to six months following termination, in the event that we terminate his or her employment other than for cause, as defined in the executive agreements. In addition, these executive agreements provide that if we experience a change in control, as defined in the executive agreements, and the employment of such officer is terminated by the Company without cause at any time within the period beginning on the date that is 45 days prior to the date of the public announcement of the execution of a definitive agreement for a change in control and ending on the first anniversary of the effective date of the change in control, or if such officer terminates his or her employment for good reason, as defined in the executive agreements, during the one-year period following the change in control, then all unvested equity held by such officer becomes fully-vested and immediately exercisable and such officer is entitled to severance payments equal to 200% of his or her annual base salary, at the highest annualized rate in effect during the period immediately prior to the effective date of the change in control and the date of termination of employment, and 200% of such officer’s highest target cash incentive with respect to the year prior to the year in which the change in control occurred and ending in the year in which the officer’s employment is terminated, each payable in 24 equal monthly installments, as well as monthly premium payments for continued health, dental and vision benefits for up to 24 months following termination. Receipt of the severance payments and benefits under the executive agreements is subject to the executive officer’s execution of a separation agreement, including a general release of claims, in a form and of a scope reasonably acceptable to the Company and compliance with any noncompetition, inventions and/or nondisclosure obligations owed to the Company. There are no tax gross-up payable under the executive agreements or otherwise.

Clawback Policy

In 2015, the Company adopted a clawback policy that provides the board of directors discretion to reduce the amount of future compensation (both cash and equity) payable to an executive of the Company for excess proceeds from incentive compensation received by such executive due to a material restatement of financial statements. The clawback period is the three-year period following the filing of any such restated financial statements with the SEC.

Tax Deductibility of Executive Compensation

The Tax Cuts and Jobs Act of 2017, which was signed into law December 22, 2017 made a number of significant changes to Section 162(m) of the Code. Section 162(m) of the Code generally

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places a $1 million limit on the amount of compensation a company can deduct in any one year for certain executive officers. While we consider tax deductibility as one factor in determining executive compensation, the compensation and talent committee also looks at other factors in making its decisions, as noted above, and retains the flexibility to award compensation that it determines to be consistent with the goals of our executive compensation program even if the awards are not deductible by us for tax purposes. Pursuant to the Tax Cut and Jobs Act, the exemption from Section 162(m)’s deduction limit for performance- based compensation has been repealed, effective for taxable years beginning after December 31, 2017, such that compensation paid to our named executive officers and certain other individuals in excess of $1 million will not be deductible unless it qualifies for the limited transition relief applicable to certain arrangements in place as of November 2, 2017 that are not subsequently materially modified.

Despite our efforts to structure certain performance-based awards in a manner intended to be exempt from Section 162(m) and therefore not subject to its deduction limits, because of ambiguities and uncertainties as to the application and interpretation of Section 162(m) and the regulations issued thereunder, including the uncertain scope of the transition relief under the legislation repealing the performance-based compensation exemption from the deduction limit, no assurance can be given that compensation intended to satisfy the requirements for exemption from Section 162(m) in fact will. Further, we reserve the right to modify compensation that was initially intended to be exempt from Section 162(m) if we determine that such modifications are consistent with our business needs. We believe that shareholder interests are best served if its discretion and flexibility in awarding compensation is not restricted, even though some compensation awards may result in non-deductible compensation expenses.

Risk Oversight of Compensation Programs

As part of its annual review, the compensation and talent committee determined that our compensation program for executive officers is not structured to be reasonably likely to present a material adverse risk to us based on the following factors:

•

Our compensation program for executive officers is designed to provide a balanced mix of cash and equity and annual and longer-term incentives, including compensation based on the achievement of performance targets.

•

The base salary portion of compensation is designed to provide a steady income regardless of our stock price performance so executives do not feel pressured to focus primarily on stock price performance to the detriment of other important business metrics.

•	Our time-based restricted stock unit grants generally vest over four years.
•	Our PSUs vest only if we achieve pre-determined significant long-term metrics designed to drive the long- term interests of our stockholders.
•	PSU awards align the interests of our executive officers with the success of our business strategy.
•	Maximum payout levels for cash and equity incentives are capped.
•	We have adopted a clawback policy that applies to cash and equity incentive compensation.
•	The compensation and talent committee engages an independent compensation consultant.
•	Our executive incentive programs include multiple performance metrics.

Our stock ownership guidelines align the interests of our executive officers with those of our stockholders.

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Compensation Consultant Independence

Pursuant to its charter, the compensation and talent committee has the sole authority to retain, terminate, obtain advice from, oversee and compensate its outside advisors, including its compensation consultant.

The compensation and talent committee retained Pay Governance as its independent executive compensation consultant for 2018. Pay Governance reports directly to the compensation and talent committee, and the compensation and talent committee may replace Pay Governance or hire additional consultants at any time. Pay Governance attends meetings of the compensation and talent committee, as requested, and communicates with the chairman of the compensation and talent committee between meetings; however, the committee makes all decisions regarding the compensation of the Company’s executive officers.

Pay Governance provides various executive compensation services to the compensation and talent committee with respect to our executive officers and other key employees at the compensation and talent committee’s request. The services Pay Governance provides include advising the compensation and talent committee on the principal aspects of the executive compensation program and evolving best practices, and providing market information and analysis regarding the competitiveness of our program design and awards in relationship to our performance.

The compensation and talent committee reviews the services provided by its outside consultants and believes Pay Governance is independent in providing executive compensation consulting services. The compensation and talent committee conducted a specific review of its relationship with Pay Governance, and determined Pay Governance’s work for the compensation and talent committee did not raise any conflicts of interest, consistent with the guidance provided under the Dodd-Frank Act and by the SEC and NASDAQ. In making this determination, the compensation and talent committee noted the following:

•

Pay Governance and Pearl Meyer did not provide any services to us or our management other than service to the compensation and talent committee (including compensation benchmarking for our senior leadership team), and their respective services were limited to executive compensation consulting;

•	Fees paid by us to Pay Governance and Pearl Meyer represented less than 1.0% of Pay Governance’s and Pearl Meyer’s respective total revenue for the period January 2018 through December 2018;
•

Pay Governance and Pearl Meyer each maintain a Conflicts Policy and an Insider Trading Policy which is provided to the compensation and talent committee with specific policies and procedures designed to ensure independence;

•	None of the Pay Governance or Pearl Meyer consultants on our account had any business or personal relationship with our compensation and talent committee members;
•	None of the Pay Governance or Pearl Meyer consultants on our account had any business or personal relationship with our executive officers; and
•	None of the Pay Governance or Pearl Meyer consultants on our account directly own shares of our stock.

The compensation and talent committee continues to monitor the independence of its compensation consultant on a periodic basis.

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Executive Compensation

The following table sets forth summary compensation information for our chief executive officer, chief financial officer and the three other most highly compensated executive officers for fiscal years 2018, 2017 and 2016:

SUMMARY COMPENSATION TABLE — 2018

Name and Principal Position	Year	Salary ($)(1)	Stock Awards ($)(2)	Option Awards ($)(2)	Non-Equity Incentive Plan Compensation ($)(3)	All Other Compensation ($)(4)	Total ($)
Colin M. Angle Chairman, Chief Executive Officer and Director	2018 2017 2016	742,308 700,000 696,154	3,987,756 4,153,559 2,472,244	— — 807,409	945,000 1,099,001 910,000	8,250 8,782 7,950	5,683,314 5,961,343 4,893,757

Alison Dean
Executive Vice President, Chief Financial Officer, Treasurer and Principal Accounting Officer	2018 2017 2016	472,693 460,000 455,385	1,360,538 1,433,250 953,604	— — 311,552	478,800 541,650 448,500	8,250 8,100 7,950	2,320,281 2,443,000 2,176,991

Christian Cerda	2018	450,000	1,501,189	—	453,600	8,250	2,413,039
Chief Operating Officer	2017 2016	446,154 419,808	1,384,520 1,151,228	— 377,732	529,875 378,220	8,100 7,950	2,368,649 2,334,938

Russell J. Campanello	2018	350,000	750,595	—	286,650	8,250	1,395,495
Executive Vice President, Human Resources and Corporate Communications	2017 2016	350,000 348,462	742,424 428,335	— 140,033	329,700 273,000	8,100 7,950	1,430,224 1,197,780

Glen D. Weinstein	2018	380,000	938,312	—	311,220	7,788	1,637,320
Executive Vice President and Chief Legal Officer	2017 2016	380,000 377,693	891,482 583,496	— 190,824	357,960 296,400	8,100 7,950	1,637,542 1,456,365

(1)	Represents salary earned in the fiscal years presented, which covered 52 weeks for fiscal years 2018, 2017 and 2016.

(2)

Represents the aggregate grant date fair value for stock and option awards granted in the fiscal years ended December 29, 2018, December 30, 2017 and December 31, 2016, as applicable, in accordance with Financial Accounting Standards Board, Accounting Standards Codification Topic 718 (“ASC Topic 718”) disregarding any estimates of service-based forfeitures. For performance-based stock awards, the value reported reflects the value of the award at the grant date based upon the probable outcome of the performance conditions. The value of performance-based awards at the grant date assuming that the highest level of the performance condition will be achieved, for the fiscal years ended December 29, 2018, December 30, 2017 and December 31, 2016, respectively, is $3,987,756, $4,153,559, and $824,092 for Mr. Angle; $1,360,538, $1,433,250, and $317,878 for Ms. Dean; $1,501,189, $1,384,520, and $317,878 for Mr. Cerda; $750,595, $742,424, and $383,731 for Mr. Campanello; and $938,312, $891,482, and $194,100 for Mr. Weinstein. See the information appearing in note 13 to our consolidated financial statements included as part of our Annual Report on Form 10-K for the fiscal year ended December 29, 2018 for certain assumptions made in the valuation of stock and option awards.

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(3)

Represents amounts paid in 2019, 2018 and 2017, respectively under the Company’s SEICP for performance in the fiscal years ended December 29, 2018, December 30, 2017 and December 31, 2016, as applicable.

(4)

Includes 401(k) matching contributions for each of our named executive officers. Excludes medical, group life insurance and certain other benefits received by the named executive officers that are available generally to all of our salaried employees.

2018 Pay Ratio

Under the Dodd-Frank Wall Street Reform and Consumer Protection Act, the Company is required to disclose the annual total compensation of our median employee (excluding our chief executive officer), the annual total compensation of our principal executive officer, Chairman of the board of directors and chief executive officer, Colin M. Angle, and the ratio of these two amounts.

The Company selected December 29, 2018, the last day of our most recently-completed fiscal year, as the date upon which the median employee was identified. As of this date the Company employed 1,032 employees globally. The Company included all of our full-time employees, part-time employees and interns, excluding the chief executive officer, in our analysis to identify the median employee. The Company did not elect to make any exclusions as permitted under the SEC de minimis rule.

A Consistently Applied Compensation Measure was used to identify the median employee based on the sum of base pay/regular wages, overtime, bonus, commissions and equity grant date fair value. The Company elected to include bonus payments and equity awards given the broad participation rates in these programs across the employee population. Annualized salary rates for full-time employees and hourly pay rates and actual hours worked were used as reasonable estimates of salary/wages.

Using the compiled data, the Company determined that the 2018 annual total compensation of our median employee as of December 29, 2018 was $117,775 and Mr. Angle’s annual total compensation for 2018 was $5,683,314 both of which were calculated in accordance with Item 402(c) of Regulation S-K. The ratio of these amounts was 48:1.

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Grants of Plan-Based Awards in 2018

The following table sets forth, for each of the named executive officers, information about grants of plan-based awards during fiscal year 2018:

GRANTS OF PLAN-BASED AWARDS — 2018

		Estimated Future Payouts Under Non-Equity Incentive Plan Awards(1)			Estimated Future Payouts Under Equity Incentive Plan Awards(2)			All Other Stock Awards: Number of Shares of Stock or Units (#)(3)	Grant Date Fair Value of Stock and Option Awards ($)
Name	Grant Date	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
Colin M. Angle	—	93,750	750,000	1,500,000	—	—	—	—	—
	3/9/2018	—	—	—	—	—	—	29,146	1,993,878
	3/9/2018	—	—	—	14,573	29,146	58,292	—	1,993,878
Alison Dean	—	47,500	380,000	760,000	—	—	—	—	—
	3/9/2018	—	—	—	—	—	—	9,944	680,269
	3/9/2018	—	—	—	4,972	9,944	19,888	—	680,269
Christian Cerda	—	45,000	360,000	720,000	—	—	—	—	—
	3/9/2018	—	—	—	—	—	—	10,972	750,595
	3/9/2018	—	—	—	5,486	10,972	21,944	—	750,595
Russell J. Campanello	—	28,438	227,500	455,000	—	—	—	—	—
	3/9/2018	—	—	—	—	—	—	5,486	375,297
	3/9/2018	—	—	—	2,743	5,486	10,972	—	375,297
Glen D. Weinstein	—	30,875	247,000	494,000	—	—	—	—	—
	3/9/2018	—	—	—	—	—	—	6,858	469,156
	3/9/2018	—	—	—	3,429	6,858	13,716	—	469,156

(1)

This reflects the threshold, target and maximum incentive cash payout levels established under our SEICP. The actual amounts paid for fiscal year 2018 are disclosed in the “Non-Equity Incentive Plan Compensation” column of the Summary Compensation Table.

(2)

This reflects the threshold, target and maximum equity incentive payout levels associated with PSUs made pursuant to our 2015 Stock Option and Incentive Plan or our 2018 Stock Option and Incentive Plan, which amounts will be payable in shares of our common stock, if the performance metrics are achieved under the terms of the awards.

(3)	All stock awards granted prior to May 23, 2018 were made pursuant to the 2015 Stock Option and Incentive Plan and awards granted thereafter were made pursuant to our 2018 Stock Option Incentive Plan.

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Outstanding Equity Awards at Fiscal Year End

The following table sets forth, for each of the named executive officers, information about unexercised option awards and other unvested equity awards that were held as of December 29, 2018.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR END — 2018

		Option Awards				Stock Awards
Name	Grant Date	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable (1)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)(3)	Market Value of Shares or Units of Stock That Have Not Vested ($)(4)	Equity Incentive Plan Awards; Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)(5)	Equity Incentive Plan Awards; Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(4)
Colin M. Angle	3/8/2013	36,175	—	22.86	3/8/2020	—	—	—	—
	3/7/2014	15,475	—	43.35	3/7/2021	—	—	—	—
	6/6/2014 (2)	19,700	—	35.43	6/6/2021	—	—	—	—
	3/6/2015	21,786	1,452	34.30	3/6/2022	9,700	788,804	—	—
	6/5/2015	20,432	2,918	32.38	6/5/2022	—	—	—	—
	3/11/2016	24,759	11,254	33.14	3/11/2023	49,733	4,044,288	—	—
	6/10/2016	19,345	11,605	37.62	6/10/2023	—	—	—	—
	3/10/2017	—	—	—	—	27,168	2,209,302	18,112	1,472,868
	3/9/2018	—	—	—	—	29,146	2,370,153	14,573	1,185,076

Alison Dean	3/6/2015	1,069	534	34.30	3/6/2022	3,570	290,312	—	—
	6/5/2015	1,075	1,075	32.38	6/5/2022	—	—	—	—
	3/11/2016	1,736	4,340	33.14	3/11/2023	19,183	1,559,962	—	—
	6/10/2016	1,494	4,480	37.62	6/10/2023	—	—	—	—
	3/10/2017	—	—	—		9,375	762,375	6,250	508,250
	3/9/2018	—	—	—		9,944	808,646	4,972	404,323

Christian Cerda	3/6/2015	1,278	639	34.30	3/6/2022	4,270	347,236	—	—
	6/5/2015	1,284	1,284	32.38	6/5/2022	—	—	—	—
	3/11/2016	1,417	3,542	33.14	3/11/2023	15,666	1,273,959	—	—
	6/10/2016	1,828	5,484	37.62	6/10/2023	6,600	536,712	—	—
	9/9/2016	597	2,088	39.09	9/9/2023	—	—	—	—
	3/10/2017	—	—	—	—	9,056	736,434	6,037	490,929
	3/9/2018	—	—	—	—	10,972	892,243	5,486	446,122

Russell J. Campanello	3/6/2015	4,360	290	34.30	3/6/2022	1,941	157,842	—	—
	6/5/2015	4,091	584	32.38	6/5/2022	—	—	—	—
	3/11/2016	4,289	1,949	33.14	3/11/2023	8,616	700,653	—	—
	6/10/2016	3,360	2,015	37.62	6/10/2023	—	—	—	—
	3/10/2017	—	—	—	—	4,856	394,890	3,237	263,233
	3/9/2018	—	—	—	—	5,486	446,122	2,743	223,061

Glen D. Weinstein	3/7/2014	2,813		43.35	3/7/2021	—	—	—	—
	3/6/2015	2,034	290	34.30	3/6/2022	1,941	157,842	—	—
	6/5/2015	4,091	584	32.38	6/5/2022	—	—	—	—
	3/11/2016	5,844	2,656	33.14	3/11/2023	11,731	953,965	—	—
	6/10/2016	4,579	2,746	37.62	6/10/2023	—	—	—	—
	3/10/2017	—	—	—	—	5,831	474,177	3,887	316,091
	3/9/2018	—	—	—	—	6,858	557,693	3,429	278,846

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(1)

Except as otherwise noted, stock option grants vest over a four-year period, at a rate of twenty-five percent (25%) on the first anniversary of the grant date, and the remainder in equal quarterly installments thereafter.

(2)	Stock options granted on June 6, 2014 vest at a rate of twenty-five percent (25%) on March 7, 2015, and the remainder in equal quarterly installments over the following three-year period.

(3)	Restricted stock unit awards vest over a four-year period, at a rate of twenty-five percent (25%) on each anniversary of the grant date.

(4)	Amounts disclosed in this column were calculated based on the closing price of our common stock on December 28, 2018, the last business date of the fiscal year ended December 29, 2018.

(5)

PSU awards will be earned and vest at the end of a three-year cumulative period. For additional information on the PSU awards, see the section above entitled “Compensation Discussion and Analysis — Elements of Compensation — Long-Term Incentives.”

Option Exercises and Stock Vested

The following table sets forth, for each of the named executive officers, information with respect to the exercise of stock options and the vesting of restricted stock unit awards and PSUs during the year ended December 29, 2018.

OPTION EXERCISES AND STOCK VESTED — 2018

	Option Awards		Stock Awards

Name	Number of Shares Acquired on Exercise(#)	Value Realized on Exercise($) (1)	Number of Shares Acquired on Vesting(#)	Value Realized on Vesting($) (2)
Colin M. Angle	40,825	2,592,661	57,365	3,977,771
Alison Dean	9,508	525,334	20,867	1,446,973
Christian Cerda	38,985	2,811,363	23,480	1,632,444
Russell J. Campanello	23,150	1,406,149	11,752	814,361
Glen D. Weinstein	5,901	448,983	11,940	828,483

(1)

Amounts disclosed in this column were calculated based on the difference between the fair market value of our common stock on the date of exercise and the exercise price of the options in accordance with regulations promulgated under the Exchange Act.

(2)	Amounts disclosed in this column were calculated based on the fair market value of the shares on the date of settlement following vesting.

Potential Benefits Upon Termination or Change in Control

Severance and Change in Control Arrangements in General

The Company has entered into executive agreements with each of the named executive officers, the terms of which are described in further detail in the “Compensation Discussion and Analysis” section above.

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Cash Payments and/or Acceleration of Vesting Following Certain Termination Events

Assuming the employment of our named executive officers was terminated without cause (not in connection with a change in control) on December 29, 2018, our named executive officers would be entitled to cash payments in the amounts set forth opposite their names in the table below, subject to any deferrals required under Section 409A of the Code.

Name	Base Salary ($)	Continuation of Health Plan Premium Payments ($)	Total ($)
Colin M. Angle	375,000	14,940	389,940
Alison Dean	237,500	13,041	250,541
Christian Cerda	225,000	14,940	239,940
Russell J. Campanello	175,000	14,940	189,940
Glen D. Weinstein	190,000	13,041	203,041

Assuming the employment of our named executive officers was terminated by the Company without cause during the period beginning on the date that is 45 days prior to the date of the public announcement of the execution of a definitive agreement for a change in control and ending on the first anniversary of the effective date of the change in control, or such officers resigned with good reason during the one-year period following a change in control and that such termination or resignation occurred on December 29, 2018, our named executive officers would be entitled to cash payments in the amounts set forth opposite their names in the below table, subject to any delay in payment required under Section 409A of the Code, and acceleration of vesting as set forth in the table below. The total amount payable to each executive officer may be subject to reduction in certain circumstances if the amount would cause the executive officer to incur an excise tax under Section 4999 of the Code. The following table provides the market value (that is, the value based upon our stock price on December 28, 2018, minus the exercise price, if any) of stock options and restricted stock units that would become exercisable or vested as a result of these acceleration events as of December 29, 2018.

Name	Base Salary ($)	Bonus ($)	Continuation of Health Plan Premium Payments ($)	Market Value of Stock Options ($)	Market Value of Restricted Stock Units and PSUs ($)	Total ($)
Colin M. Angle	1,500,000	1,500,000	59,759	1,260,436	14,728,516	19,048,711
Alison Dean	950,000	760,000	52,164	482,596	5,246,441	7,491,201
Christian Cerda	900,000	720,000	59,759	591,365	5,660,767	7,931,891
Russell J. Campanello	700,000	455,000	59,759	224,175	2,672,175	4,111,109
Glen D. Weinstein	760,000	494,000	52,164	290,183	3,333,632	4,929,979

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Director Compensation

In connection with our efforts to attract and retain highly-qualified individuals to serve on our board of directors, we maintain a cash and equity compensation policy for our non-employee members of our board of directors. In fiscal year 2018, each non-employee member of our board of directors was entitled to the following cash compensation:

Annual retainer for Board membership	$ 50,000
Annual retainer for lead independent director	$ 20,000
Audit Committee
Annual retainer for committee membership	$ 10,000
Additional retainer for committee chair	$ 10,000
Compensation and Talent Committee
Annual retainer for committee membership	$ 7,500
Additional retainer for committee chair	$ 7,500
Nominating and Corporate Governance Committee
Annual retainer for committee membership	$ 5,000
Additional retainer for committee chair	$ 5,000
[1]Strategy and Finance Committee
Annual retainer for committee membership	$ 7,500
Additional retainer for committee chair	—

Pursuant to our Non-employee Directors’ Deferred Compensation Program, each non-employee director may elect in advance to defer the receipt of these cash fees. During the deferral period, the cash fees will be deemed invested in stock units. The deferred compensation will be settled in shares of our common stock upon the termination of service of the director or such other time as may have been previously elected by the director. The shares will be issued from our 2018 Stock Option and Incentive Plan or a subsequent stock option and incentive plan approved by our stockholders.

In 2018, each of our non-employee members of our board of directors was entitled to the following equity compensation:

Upon initial election to the board of directors, a non-employee director receives a one-time grant of RSUs having a fair market value of $220,000, measured at the end of the tenth week of the fiscal quarter in which the director was elected, which vests over a four-year period at a rate of twenty- five percent (25%) on each of the first four anniversaries of the grant date.

Beginning in the second quarter of 2018, at the end of the tenth week of the fiscal quarter in which our annual meeting of stockholders occurs, each re-elected non-employee director receives a grant of RSUs having a fair market value of $130,000, which vests in full on the first anniversary of such grant.

All of our directors are reimbursed for reasonable out-of-pocket expenses incurred in attending meetings of the board of directors.

[1]	The Strategy and Finance Committee disbanded on May 23, 2018

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The following table provides compensation information for the fiscal year ended December 29, 2018 for each non-employee member of our board of directors. No member of our board of directors receives any additional compensation for services rendered as a member of our board of directors.

DIRECTOR COMPENSATION TABLE — 2018

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)(4)	Total ($)
Mohamad Ali (1)	65,000	129,957	194,957
Michael Bell	75,000	129,957	204,957
Ronald Chwang, Ph.D. (2)	45,000		45,000
Deborah G. Ellinger	80,000	129,957	209,957
Elisha Finney	67,500	129,957	197,457
Ruey-Bin Kao (3)	25,822	219,966	245,788
Andrew Miller	75,000	129,957	204,957
Michelle V. Stacy	61,250	129,957	191,207

(1)	Mr. Ali deferred all of his 2018 cash compensation pursuant to our Non-employee Directors’ Deferred Compensation Program under which he received stock units in lieu of cash.
(2)	Dr. Chwang retired from the board following the expiration of his term at the 2018 annual meeting.
(3)	Ruey-Bin Kao was elected to the board of directors in June 2018 and received a stock award in connection with his election.
(4)

Represents the grant date fair value of restricted stock units awarded in the fiscal year ended December 29, 2018 in accordance with ASC Topic 718 disregarding any estimates of forfeitures. The grant date fair value is the fair market value of our common stock on the date of grant multiplied by the number of shares of common stock underlying such restricted stock unit award.

The non-employee members of our board of directors who held such position on December 29, 2018 held the following aggregate number of unvested restricted stock units as of such date:

Name	Number of Unvested Restricted Stock Units
Mohamad Ali	3,725
Michael Bell	4,791
Deborah G. Ellinger	1,868
Elisha Finney	4,745
Ruey-Bin Kao	2,720
Andrew Miller	3,746
Michelle V. Stacy	1,868

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Equity Compensation Plan Information

The following table provides information as of December 29, 2018 regarding shares of common stock that may be issued under our equity compensation plans, consisting of the Amended and Restated 2004 Stock Option and Incentive Plan, the 2005 Stock Option and Incentive Plan, as amended, the Evolution Robotics, Inc. 2007 Stock Plan, the 2015 Stock Option and Incentive Plan, the 2018 Stock Option and Incentive Plan, and our 2017 Employee Stock Purchase Plan (the “ESPP”).

Plan Category	Number of securities to be issued upon exercise of outstanding options, units and rights (a)		Weighted average exercise price of outstanding options, units and rights (b)	Numbers of securities remaining available for future issuance under equity compensation plan (excluding securities referenced in column (a))(c)
Equity compensation plans approved by security holders	1,584,476	(1)	$35.06	1,623,670	(2)
Equity compensation plans not approved by security holders	7,793	(3)	$4.68	—
Total	1,592,269	(4)	$34.55	1,623,670

(1)

Includes 454,468 shares of common stock issuable upon the exercise of outstanding options, 855,889 shares of common stock issuable upon the vesting of restricted stock units, and 274,119 shares of common stock issuable upon the vesting of PSUs if specified performance metrics are achieved.

(2)

As of December 29, 2018, there were no shares available for grants under the Amended and Restated 2004 Stock Option and Incentive Plan, our 2005 Stock Option and Incentive Plan, as amended, the Evolution Robotics, Inc. 2007 Stock Plan, and the 2015 Stock Option and Incentive Plan, 1,623,670 shares available under the 2018 Stock Option and Incentive Plan and 653,817 shares available under the ESPP.

(3)	Represents shares issued pursuant to the Evolution Robotics, Inc. 2007 Stock Plan, acquired by the Company as part of the acquisition of Evolution Robotics, Inc., on October 1, 2012.
(4)	Includes 462,261 shares of common stock issuable upon the exercise of outstanding options.

Transactions with Related Persons

Mr. Miller has served as a member of our board of directors since September 2017, and currently serves as the Chief Financial Officer of PTC Inc. (“PTC”), which provides engineering software and cloud services to the Company. In fiscal year 2018, the Company paid to PTC approximately $407,126.38 in respect of these services.

Other than the payments to PTC described above and the compensation agreements and other arrangements which are described in the “Compensation Discussion and Analysis” section of this proxy statement, in 2018, there was no transaction or series of similar transactions to which we were or will be a party in which the amount involved exceeded or will exceed $120,000 and in which any director, executive officer, holder of five percent or more of any class of our capital stock or any member of their immediate family had or will have a direct or indirect material interest.

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Our board of directors has adopted a written related party transaction approval policy, which sets forth our policies and procedures for the review, approval or ratification of any transaction required to be reported in our filings with the SEC. Our policy with regard to related party transactions is that all related party transactions are to be reviewed by our general counsel, who will determine whether the contemplated transaction or arrangement requires the approval of the board of directors, the nominating and corporate governance committee, both or neither.

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PROPOSAL 2

RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED

PUBLIC ACCOUNTANTS

The audit committee of the board of directors has retained the firm of PricewaterhouseCoopers LLP (“PwC”), independent registered public accountants, to serve as independent registered public accountants for our 2019 fiscal year. PwC has served as our independent registered public accounting firm since 1999. The Company is asking stockholders to ratify the selection by the audit committee of the board of directors of PwC as our independent auditors for the 2019 fiscal year. Although ratification by the stockholders is not required by law, the board of directors has determined that it is desirable to request approval of this selection by the stockholders as a matter of good corporate governance. In the event the stockholders fail to ratify the appointment of PwC, the audit committee will consider this factor when making any determinations regarding PwC.

Independence and Quality

As provided in the audit committee charter, the audit committee is directly responsible for the appointment, compensation, retention and oversight of the work of the independent auditors for the purpose of preparing or issuing an audit report or performing other audit, review or attest services for the company. Each year, the audit committee considers whether to retain PwC and whether such service continues to be in the best interests of the Company and our stockholders. Among other things, the audit committee considers:

•	the quality and scope of the audit;

•	the independence of PwC;

•

the performance of the lead engagement partner, the number of people staffed on the engagement team, and the quality of the engagement team, including the quality of the audit committee’s ongoing communications with and the capability and expertise of the team;

•	PwC’s tenure as our independent auditor and its familiarity with our global operations and business, accounting policies and practices, and internal controls over financial reporting; and

•	external data relating to audit quality and performance, including recent PCAOB inspection reports available for PwC.

Based on this evaluation, the members of the audit committee and the board of directors believe that PwC is independent and that it is in the best interests of the Company and our stockholders to retain PwC to serve as our independent auditors for the fiscal year 2019.

The audit committee is also responsible for selecting the lead engagement partner. The rules of the Securities and Exchange Commission (the “SEC”) and PwC’s policies require mandatory rotation of the lead engagement partner every five years. In 2015, the audit committee selected a new lead engagement partner to begin in the 2016 fiscal year. During 2015, the audit committee, including the chair of the audit committee, were directly involved in the selection of the new lead engagement partner. The process for selecting a new lead engagement partner was fulsome and allowed for thoughtful consideration of multiple candidates, each of whom met a list of specified criteria. The process included discussions between the chair of the audit committee and PwC as to all of the final candidates under consideration for the position, meetings with the full audit committee and management, and robust interviews with the final candidates.

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Pre-Approval of Audit and Non-audit Services

The audit committee of the board of directors has implemented procedures under our audit committee pre-approval policy for audit and non-audit services (the “Pre-Approval Policy”) to ensure that all audit and permitted non-audit services to be provided to us have been pre-approved by the audit committee. Specifically, the audit committee pre-approves the use of PwC for specified audit and non-audit services, within approved monetary limits. If a proposed service has not been pre-approved pursuant to the Pre-Approval Policy, then it must be specifically pre-approved by the audit committee before it may be provided by PwC. Any pre-approved services exceeding the pre-approved monetary limits require specific approval by the audit committee. For additional information concerning the audit committee and its activities with PwC, see “The Board of Directors and Its Committees” and “Report of the Audit Committee of the Board of Directors.”

Representatives of PwC attended all of the standard audit committee meetings in 2018. We expect that a representative of PwC will attend the annual meeting, and the representative will have an opportunity to make a statement if he or she so desires. The representative will also be available to respond to appropriate questions from stockholders.

PricewaterhouseCoopers LLP Fees

The following table shows the aggregate fees for professional services rendered by PwC to us during the fiscal years ended December 29, 2018 and December 30, 2017.

	2018	2017
Audit Fees	$1,789,328	$1,793,395
Audit-Related Fees	5,381	0
Tax Fees	396,272	939,087
All Other Fees	213,879	5,698

Total	$2,404,860	$2,738,180

Audit Fees

Audit Fees for both years consist of fees for professional services associated with the annual consolidated financial statements audit, statutory filings, consents and assistance with and review of documents filed with the SEC.

Audit-Related Fees

Consists of fees associated with services related to review of accounting for significant transactions and other services that were reasonably related to the performance of audits or reviews of our financial statements and were not reported above under “Audit Fees.”

Tax Fees

Tax Fees consist of fees for professional services rendered for assistance with federal, state, local and international tax planning and compliance.

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All Other Fees

All other fees include licenses to technical accounting research software and fees associated with services to perform an assessment of compliance with global privacy laws. The audit committee has determined that the provision of services described above to us by PwC is compatible with maintaining their independence.

Recommendation of the Board

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU

VOTE “FOR” THE RATIFICATION OF PRICEWATERHOUSECOOPERS LLP

AS IROBOT’S INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS FOR 2019.

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PROPOSAL 3

APPROVAL OF AMENDMENTS TO OUR AMENDED AND RESTATED CERTIFICATE OF

INCORPORATION TO ELIMINATE SUPERMAJORITY VOTING REQUIREMENTS

At our 2014 annual meeting of stockholders, our stockholders voted to request that our board of directors take the steps necessary so that each voting requirement in our existing amended and restated certificate of incorporation (the “Existing Certificate”) and by-laws that calls for a greater than a simple majority vote be eliminated and replaced by a majority voting standard.

In each of 2015, 2016, 2017 and 2018, our nominating and corporate governance committee and our board of directors determined it was appropriate to propose the amendments described below, and included the proposal described below in our proxy statement for the respective annual meeting. Despite receiving the affirmative votes of a majority of holders of the outstanding shares at each respective annual meeting, in each year the proposal failed to receive the affirmative vote of holders of 75% of the outstanding shares, which is required for approval.

Our board of directors continues to believe that the amendments described below are in the best interests of the Company’s stockholders, and, in light of the strong support received at the 2015, 2016, 2017 and 2018 annual meetings, our board of directors has unanimously adopted a resolution approving and declaring the advisability of the below amendments to our Existing Certificate, which change the voting provisions in the Existing Certificate as follows:

Removal of Directors; Article VI, Section 5 - Currently, the approval of the holders of 75% or more of the shares of the Company entitled to vote at an election of directors is required to remove a director from office prior to the expiration of his or her term with cause. If this proposal is approved, stockholders will have the ability to remove a director from office prior to the expiration of his or her term with cause and the affirmative vote of a majority of the shares of the Company entitled to vote at an election of directors, which is the lowest allowable vote threshold under Delaware law; provided, however, that if Proposal 4 is approved by stockholders, the ability to remove will be without cause.

By-law Amendments; Article VIII, Section 2 - Currently, the Existing Certificate allows stockholders to amend or repeal our by-laws if at least 75% of the shares of the Company entitled to vote on such matter vote in favor of the amendment or repeal. If this proposal is approved, stockholders will have the ability to amend our by-laws with the affirmative vote of a majority of the shares cast and entitled to vote on such matter (with “abstentions,” “broker non-votes,” and “withheld” votes not counted as a vote either “for” or “against” such amendment or repeal).

Amendments to Certain Provisions of the Certificate of Incorporation; Article IX - Currently, the approval of at least 75% of the shares of the Company entitled to vote on such matter is required to amend or repeal Articles V, VI, VII, VIII or IX of the Existing Certificate, which address, among other things, actions by written consent of stockholders, special meetings of stockholders requirements and procedures for electing and removing board members and filling vacancies, limitation of liability of directors, by-law amendments, and amendments of the Existing Certificate. If this proposal is approved, the threshold approval for stockholders to amend or repeal these provisions will be a vote of the majority of the outstanding shares of the Company entitled to vote on such amendment or repeal, which is the lowest allowable vote threshold under Delaware law.

This description of the proposed amendments to our Existing Certificate is a summary and is qualified by the full text of the proposed amendments to our Existing Certificate, which is attached to this proxy statement as Annex A and is marked to show the changes described above.

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To be approved, the proposed amendments to our Existing Certificate require an affirmative vote of holders of 75% of the outstanding shares entitled to vote on the record date. If approved, the proposed amendments to our Existing Certificate will become effective upon the filing of an amended and restated certificate of corporation with the Secretary of State of the State of Delaware, which we would do promptly after the annual meeting.

If this proposal is approved by the stockholders, we will make conforming amendments to our by-laws to require the vote of a majority of the shares cast for the amendment or repeal of our by-laws.

Recommendation of the Board

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR”

APPROVAL OF AMENDMENTS TO OUR AMENDED AND RESTATED CERTIFICATE OF

INCORPORATION TO ELIMINATE SUPERMAJORITY VOTING REQUIREMENTS.

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PROPOSAL 4

APPROVAL OF AMENDMENTS TO OUR AMENDED AND RESTATED CERTIFICATE OF

INCORPORATION TO DECLASSIFY THE BOARD OF DIRECTORS

At our 2015 annual meeting of stockholders, our stockholders voted to request that our board of directors take the steps necessary to reorganize the board of directors into one class with each director subject to election each year. As part of the request, our stockholders proposed that the Company would have the option to phase such declassification in over three years.

In 2016, our board of directors, after carefully considering the advantages and disadvantage of reorganizing the board of directors into one class with each director subject to election each year, unanimously adopted a resolution approving and declaring the advisability of amendments to our Existing Certificate that would declassify our board of directors over a three-year period and provide for the annual election of all of our directors commencing at the 2017 annual meeting, subject to obtaining approval of such amendments by our stockholders at the 2016 annual meeting.

Despite receiving the affirmative votes of holders of over 68% of the outstanding shares at the 2016 annual meeting, the proposal failed to receive the affirmative vote of holders of 75% of the outstanding shares, which is the required threshold for approval of the proposal.

In 2017 and 2018, our board of directors, after further careful consideration, unanimously adopted a resolution approving and declaring the advisability of amendments to our Existing Certificate that would immediately declassify our board of directors and provide for the annual election of all of our directors commencing at the next scheduled annual meeting, subject to obtaining approval of such amendments by our stockholders. Despite receiving the affirmative votes of holders of over 69% and 53% of the outstanding shares at the 2017 and 2018 annual meetings, respectively, the proposal failed to receive the affirmative vote of holders of 75% of the outstanding shares, which is the required threshold for approval of the proposal.

Our board of directors continues to believe that the amendments described below are in the best interests of the Company’s stockholders and has again unanimously adopted a resolution approving and declaring the advisability of the below amendments to our Existing Certificate, to declassify the board commencing at the 2020 annual meeting, subject to approval by the Company’s stockholders. If this Proposal 4 is approved by the stockholders, the terms for all directors will end at the 2020 annual meeting, and commencing with the 2020 annual meeting, all directors will be elected for one-year terms at each subsequent annual meeting. If this Proposal 4 is approved, any director appointed by the board of directors as a result of a newly created directorship or to fill a vacancy would hold office until the next occurring annual meeting.

Article VI, Section 3 of our Existing Certificate currently provides that our directors are divided into three classes, with each class serving a three-year term. Under the proposed amendments to our Existing Certificate in this Proposal 4, Article VI, Section 3 of the Existing Certificate would be amended to eliminate the classified board structure. If the proposed amendments are approved, commencing with the 2019 annual meeting of stockholders, all directors will stand for election for one-year terms expiring at the next succeeding annual meeting of stockholders. In all cases, each director will hold office until his or her successor is duly elected and qualified or until his or her earlier resignation or removal. Any director appointed to the board of directors to fill a vacancy following the 2019 annual meeting of stockholders will hold office for a term expiring at the next annual meeting of stockholders following such appointment. Corresponding changes related to the declassification of the board would be made to Article VI, Section 4 of the Existing Certificate pertaining to vacancies on the board of directors. Article VI, Section 5 of the Existing Certificate, which currently provides that directors may be removed by stockholders only for cause, would also be amended to allow for removal of directors without cause. If the stockholders do not approve this Proposal 4, our board of directors will remain classified and our directors will continue to be subject to the classifications set forth in our Existing Certificate.

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This description of the proposed amendments to our Existing Certificate is a summary and is qualified by the full text of the proposed amendments to our Existing Certificate, which is attached to this proxy statement as Annex A and is marked to show the changes described above.

To be approved, the proposed amendments to our Existing Certificate require an affirmative vote of holders of 75% of the outstanding shares entitled to vote on the record date. If approved, the proposed amendments to our Existing Certificate will become effective upon the filing of an amended and restated certificate of corporation with the Secretary of State of the State of Delaware, which we would do promptly after the annual meeting.

Recommendation of the Board

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” THE

APPROVAL OF AMENDMENTS TO OUR AMENDED AND RESTATED CERTIFICATE OF

INCORPORATION TO DECLASSIFY THE BOARD OF DIRECTORS.

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PROPOSAL 5

APPROVAL OF AMENDMENT TO OUR AMENDED AND RESTATED CERTIFICATE OF

INCORPORATION TO ELIMINATE THE PROHIBITION ON STOCKHOLDERS’ ABILITY TO

CALL A SPECIAL MEETING

Our Existing Certificate and our by-laws provide that special meetings of the stockholders may be called only by the affirmative vote of a majority of the board of directors.

As part of our board of directors’ ongoing review of corporate governance practices, the board of directors has reviewed and considered the advantages and disadvantages of permitting stockholders to call special meetings. Stockholder-called special meetings may divert management’s time away from the Company’s day-to-day operations and involve significant organization, distribution, legal and other costs, which may ultimately be counter to the best interest of the Company’s stockholders as a whole. The board of directors also recognizes that the ability to call special meetings would allow stockholders to convene to vote on matters outside of the annual meeting that are important to the Company’s growth and success. As a result, our board of directors believes that stockholders, or groups of stockholders, owning at least 25% of the Company’s outstanding common stock (the “Requisite Threshold”) should have the ability to call special meetings.

In 2017 and 2018, our board of directors unanimously adopted a resolution approving and declaring the advisability of an amendment to our Existing Certificate to eliminate the prohibition on stockholders’ ability to call a special meeting, subject to obtaining approval of such amendments by our stockholders, and unanimously approved, subject to stockholder approval of this proposal, amendments to our by-laws to establish the requirements and procedures for stockholders to call special meetings.

Despite receiving the affirmative votes of holders of over 69% and 53% of the outstanding shares at the 2017 and 2018 annual meetings, respectively, the proposal failed to receive the affirmative vote of holders of 75% of the outstanding shares, which is the required threshold for approval of the proposal. Our board of directors has again unanimously adopted a resolution approving and declaring the advisability of an amendment to our Existing Certificate to remove the first sentence of Article V, Section 2, which provides that special meetings may only be called by the affirmative vote of a majority of the board of directors.

Our board of directors believes that this amendment is in the best interests of the Company’s stockholders. Our board of directors has unanimously approved, subject to stockholder approval of this proposal, amendments to our by-laws to establish the requirements and procedures for stockholders to call special meetings (the “By-law Amendment”). The By-law Amendment provides that stockholders, or groups of stockholders, holding the Requisite Threshold may direct the Company’s Secretary to call special meetings. The By-law Amendment will become effective only upon approval of this proposal.

The above description of the proposed amendment to our Existing Certificate is a summary and is qualified by the full text of the proposed amendment to our Existing Certificate, which is attached to this proxy statement as Annex A and is marked to show the changes described above.

To be approved, the proposed amendment to our Existing Certificate requires an affirmative vote of holders of 75% of the outstanding shares entitled to vote on the record date. If approved, the proposed amendment to our Existing Certificate will become effective upon the filing of an amended and restated certificate of incorporation with the Secretary of State of the State of Delaware, which we would do promptly after the annual meeting.

Recommendation of the Board

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR”

APPROVAL OF AN AMENDMENT TO OUR AMENDED AND RESTATED CERTIFICATE OF

INCORPORATION TO ELIMINATE THE PROHIBITION ON STOCKHOLDERS’ ABILITY TO CALL

A SPECIAL MEETING.

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PROPOSAL 6

ADVISORY VOTE TO APPROVE THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS

At our 2018 annual meeting of stockholders, our stockholders voted, on a non-binding, advisory basis, for the Company to hold future, non-binding advisory votes on the compensation of our named executive officers on an annual basis. In accordance with the advisory vote by our stockholders, we hold a non-binding, advisory vote on the compensation of our named executive officers every year.

The following proposal, commonly known as a “say on pay” proposal, gives our stockholders the opportunity to vote to approve, on an advisory basis, the compensation of our named executive officers. This vote is not intended to address any specific item of compensation or the compensation of any particular officer, but rather the overall compensation of our named executive officers and our compensation philosophy, policies and practices, as discussed in this proxy statement. Accordingly, we are asking our stockholders to vote “FOR” the following resolution at our annual meeting of stockholders:

“RESOLVED, that the Company’s stockholders approve, on an advisory basis, the compensation of the Company’s named executive officers, as disclosed in this proxy statement, including the Compensation Discussion and Analysis, compensation tables and narrative discussion.”

Before you vote, we recommend that you read the Compensation Discussion and Analysis and Executive Compensation Summary sections of this proxy statement for additional details on the Company’s executive compensation programs and philosophy.

This vote is advisory, and therefore not binding on the Company, the compensation and talent committee or our board of directors. However, our board of directors and our compensation and talent committee value the opinions of our stockholders and intend to take into account the outcome of the vote when considering future compensation decisions for our named executive officers.

Recommendation of the Board

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” THE

APPROVAL, ON AN ADVISORY BASIS, OF THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS AS DISCLOSED IN THIS PROXY STATEMENT.

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61

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information regarding beneficial ownership of the Company’s common stock as of March 8, 2019: (i) by each person who is known by the Company to beneficially own more than 5% of the outstanding shares of common stock; (ii) by each director or nominee of the Company; (iii) by each named executive officer of the Company; and (iv) by all directors and executive officers of the Company as a group. Unless otherwise noted below, the address of each person listed on the table is c/o iRobot Corporation, 8 Crosby Drive, Bedford, Massachusetts 01730.

Name of Beneficial Owner	Shares Beneficially Owned(1)	Percentage of Shares Beneficially Owned(2)

Primecap Management Company(3) 177 E. Colorado Blvd., 11th Floor Pasadena, CA 91105	4,130,500	14.82%

BlackRock, Inc.(4) 55 East 52nd St. New York, NY 10055	3,943,958	14.15%

The Vanguard Group, Inc.(5) 100 Vanguard Blvd., Malvern, PA 19355	2,719,832	9.76%

FMR LLC(6) 245 Summer Street Boston, MA 02210	2,589,137	9.29%

Colin M. Angle(7)	561,993	2.00%

Alison Dean(8)	66,043	*

Christian Cerda(9)	45,055	*

Russell J. Campanello(10)	51,479	*

Glen D. Weinstein(11)	72,802	*

Mohamad Ali	11,791	*

Michael Bell	2,846	*

Ruey-Bin Kao	0	*

Deborah G. Ellinger	16,858	*

Elisha Finney(12)	3,273	*

Andrew Miller	1,715	*

Michelle V. Stacy(13)	12,782	*

All executive officers, directors and nominees as a group (12 individuals)	846,637	3.01%

*	Represents less than 1% of the outstanding common stock.

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(1)

Beneficial ownership is determined in accordance with the rules of the SEC and includes voting and investment power with respect to shares. Unless otherwise indicated below, to the knowledge of the Company, all persons listed below have sole voting and investment power with respect to their shares of common stock, except to the extent authority is shared by spouses under applicable law. Pursuant to the rules of the SEC, the number of shares of common stock deemed outstanding includes (i) shares issuable pursuant to options held by the respective person or group that are currently exercisable or may be exercised within 60 days of March 8, 2019 and (ii) shares issuable pursuant to restricted stock units held by the respective person or group that vest within 60 days of March 8, 2019.

(2)	Applicable percentage of ownership as of March 8, 2019 is based upon 27,864,951 shares of common stock outstanding.
(3)

PRIMECAP Management Company has sole voting power with respect to 4,063,100 shares and sole dispositive power with respect to 4,130,500. The address of PRIMECAP Management Company is 177 E. Colorado Blvd, 11th Floor, Pasadena, CA 91105. This information has been obtained from a Schedule 13G/A filed by PRIMECAP Management Company with the SEC on January 9, 2019.

(4)

BlackRock, Inc. has sole voting power with respect to 3,878,966 shares and sole dispositive power with respect to 3,943,958 shares. The address of BlackRock, Inc. is 55 East 52nd Street, New York, NY 10055. This information has been obtained from a Schedule 13G/A filed by BlackRock, Inc. with the SEC on January 28, 2019.

(5)

The Vanguard Group, Inc. has sole voting power with respect to 56,111 shares, shared voting power with respect to 6,200 shares, sole dispositive power with respect to 2,660,324 shares and shared dispositive power with respect to 59,508 shares. Vanguard Fiduciary Trust Company, a wholly-owned subsidiary of The Vanguard Group, Inc., is the beneficial owner of 53,308 shares as a result of its serving as investment manager of collective trust accounts. Vanguard Investments Australia, Ltd., a wholly-owned subsidiary of The Vanguard Group, Inc., is the beneficial owner of 9,003 shares as a result of its serving as investment manager of Australian investment offerings. The address of each reporting entity is 100 Vanguard Boulevard, Malvern, PA 19355. This information has been obtained from a Schedule 13G/A filed by The Vanguard Group, Inc. with the SEC on February 13, 2019.

(6)

FMR LLC has sole voting power with respect to 869,527 shares and sole dispositive power with respect to 2,589,137 shares, and Abigail P. Johnson has sole dispositive power over 2,589,137 shares. The address of FMR LLC is 245 Summer Street, Boston, MA 02210. This information has been obtained from a Schedule 13G filed by FMR LLC with the SEC on February 13, 2019.

(7)	Includes 164,768 shares issuable upon exercise of stock options and 28,776 shares issuable upon vesting of restricted stock units.
(8)	Includes 8,060 shares issuable upon exercise of stock options and 10,407 shares issuable upon vesting of restricted stock units.
(9)	Includes 3,201 shares issuable upon exercise of stock options and 9,679 shares issuable upon vesting of restricted stock units.
(10)	Includes 17,408 shares issuable upon exercise of stock options and 5,145 shares issuable upon vesting of restricted stock units.
(11)	Includes 20,931 shares issuable upon exercise of stock options and 6,596 shares issuable upon vesting of restricted stock units.
(12)	Includes 959 shares issuable upon vesting of restricted stock units.
(13)	Includes 4,998 shares held in a grantor-retained annuity trust for the benefit of Ms. Stacy during the annuity term of the trust and for the benefit of her children thereafter.

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ADDITIONAL INFORMATION

Other Matters

The board of directors knows of no other matters to be brought before the annual meeting. If any other matters are properly brought before the annual meeting, the persons appointed in the accompanying proxy intend to vote the shares represented thereby in accordance with their best judgment on such matters, under applicable laws.

Householding of Proxy Materials

The SEC has adopted rules that permit companies and intermediaries (e.g., brokers) to satisfy the delivery requirements for proxy statements and annual reports with respect to two or more stockholders sharing the same address by delivering a single Notice or Proxy Statement addressed to those stockholders. This process, which is commonly referred to as “householding,” potentially means extra convenience for stockholders and cost savings for companies.

Brokers with account holders who are Company stockholders may be “householding” our proxy materials. A single Notice or Proxy Statement may be delivered to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from your broker that it will be “householding” communications to your address, “householding” will continue until you are notified otherwise or until you notify your broker or the Company that you no longer wish to participate in “householding.”

If, at any time, you no longer wish to participate in “householding” and would prefer to receive a separate proxy statement and annual report, you may (1) notify your broker, (2) direct your written request to: iRobot Corporation, 8 Crosby Drive, Bedford, Massachusetts 01730, Attention: Secretary or (3) contact our Investor Relations department by telephone at (781) 430-3003. Stockholders who currently receive multiple copies of the proxy statement at their address and would like to request “householding” of their communications should contact their broker. In addition, the Company will promptly deliver, upon written or oral request to the address or telephone number above, a separate copy of the annual report and proxy statement to a stockholder at a shared address to which a single copy of the documents was delivered.

STOCKHOLDER PROPOSALS

Proposals of stockholders intended for inclusion in the proxy statement to be furnished to all stockholders entitled to vote at our 2020 annual meeting of stockholders, pursuant to Rule 14a-8 promulgated under the Exchange Act by the Securities and Exchange Commission, must be received at the Company’s principal executive offices not later than [●]. Stockholders who meet the applicable eligibility requirements under the proxy access provision of our by-laws and wish to include nominees for our board of directors in the Company’s proxy statement for the 2020 annual meeting, or stockholders who wish to make a proposal at the 2020 annual meeting (other than a proposal made pursuant to Rule 14a-8 or pursuant to the proxy access provision of our by-laws), must in each case notify us between [●] and [●]. If a stockholder who wishes to present a proposal fails to notify us by [●] and such proposal is brought before the 2020 annual meeting, then under the Securities and Exchange Commission’s proxy rules, the proxies solicited by management with respect to the 2020 annual meeting will confer discretionary voting authority with respect to the stockholder’s proposal on the persons selected by management to vote the proxies. If a stockholder makes a timely notification, the

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64

proxies may still exercise discretionary voting authority under circumstances consistent with the SEC’s proxy rules. In order to curtail controversy as to the date on which we received a proposal, it is suggested that proponents submit their proposals by Certified Mail, Return Receipt Requested, to iRobot Corporation, 8 Crosby Drive, Bedford, Massachusetts 01730, Attention: Secretary.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires our directors, executive officers and persons who own more than ten percent of a registered class of our equity securities to file reports of ownership and changes in ownership with the SEC. Such persons are required by regulations of the SEC to furnish us with copies of all such filings. Based solely on our review of copies of such filings we believe that all such persons complied on a timely basis with all Section 16(a) filing requirements during the fiscal year ended December 29, 2018, except that Messrs. Angle, Cerda, Campanello and Weinstein and Ms. Dean each did not timely file a Form 4 with respect to one transaction.

EXPENSES AND SOLICITATION

The Company will pay all costs of soliciting these proxies. In addition, some of our officers and employees may solicit proxies by telephone or in person. We will reimburse brokers for the expenses they incur in forwarding the proxy materials to you. The Company has retained Georgeson LLC to assist us with the solicitation of proxies for a fee not to exceed $11,000, plus reimbursement for out-of-pocket expenses.

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Exhibit A

iRobot Corporation

Supplemental Reconciliation of GAAP Net Income to Adjusted EBITDA

(unaudited, in thousands)

	For the twelve months ended
	December 29, 2018	December 30, 2017
GAAP Net Income	$87,992	$50,964
Interest income, net	(944)	(1,649)
Income tax expense	20,630	25,402
Depreciation	16,965	12,284
Amortization of acquired intangible assets	19,609	13,215

EBITDA	144,252	100,216
Stock-based compensation	25,804	19,751
Net merger, acquisition and divestiture expense	138	3,109
Gain on business acquisition	—	(2,243)
IP litigation expense, net	3,556	5,068

Adjusted EBITDA	$173,750	$125,901

Adjusted EBITDA as a % of revenue	15.9%	14.2%

Use of Non-GAAP Financial Measures

In addition to disclosing financial results in accordance with U.S. generally accepted accounting principles, or U.S. GAAP, we consider and use non-GAAP financial measures as supplemental measures to internally evaluate and analyze financial results. We believe these non-GAAP financial measures provide investors with useful supplemental information about the financial performance of our business, enable comparison of financial results between periods where certain items may vary independent of business performance, and enable comparison of our financial results with other public companies, many of which present similar non-GAAP financial measures.

In evaluating our business, we consider and use Adjusted EBITDA as a non-GAAP supplemental measure of our operating performance. We define Adjusted EBITDA as earnings before interest, taxes, depreciation, amortization, stock-based compensation expense, net merger, acquisition and divestiture expense, gain on business acquisition, and net intellectual property litigation expense. Management believes this non-GAAP measure is frequently used by securities analysts, investors and other interested parties as a measure of financial performance. The term Adjusted EBITDA is not a measure of operating income, operating performance or liquidity presented in accordance with U.S. GAAP. Adjusted EBITDA has limitations as an analytical tool, and when assessing the Company’s operating performance, investors should not consider Adjusted EBITDA in isolation, or as a substitute for net income (loss) or other consolidated income statement data prepared in accordance with U.S. GAAP. Among other things, Adjusted EBITDA does not reflect the Company’s actual cash expenditures. Other companies may calculate similar measures differently than iRobot, limiting their usefulness as comparative tools. iRobot compensates for these limitations by relying primarily on its GAAP results and using Adjusted EBITDA only supplementally.

A

ANNEX A

PROPOSED AMENDMENTS TO OUR CERTIFICATE OF INCORPORATION

The following are proposed changes to our amended and restated certificate of incorporation as described in Proposals 3, 4 and 5. The text indicated by underline will be added, and the text indicated by strike-through will be deleted.

*************************

AMENDED AND RESTATED

CERTIFICATE OF INCORPORATION

OF

IROBOT CORPORATION

iRobot Corporation, a corporation organized and existing under the laws of the State of Delaware (the “Corporation”), hereby certifies as follows:

1.            The name of the Corporation is iRobot Corporation. The date of the filing of its original Certificate of Incorporation with the Secretary of State of the State of Delaware was December 20, 2000 (the “Original Certificate”). The name under which the Corporation filed the Original Certificate was iRobot Corporation.

2.            This Amended and Restated Certificate of Incorporation (the “Certificate”) amends, restates and integrates the provisions of the Amended and Restated Certificate of Incorporation that was filed with the Secretary of State of the State of Delaware on ~~October 26~~November 15, 2005 (the “Amended and Restated Certificate”), and was duly adopted in accordance with the provisions of Sections 242 and 245 of the Delaware General Corporation Law (the “DGCL”).

3.            The text of the Amended and Restated Certificate is hereby amended and restated in its entirety to provide as herein set forth in full.

ARTICLE I

The name of the Corporation is iRobot Corporation.

ARTICLE II

The address of the Corporation’s registered office in the State of Delaware is c/o Corporation Service Company, 2711 Centerville Road, Suite 400, City of Wilmington 19808, County of New Castle. The name of its registered agent at such address is Corporation Service Company.

ARTICLE III

The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the DGCL.

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ARTICLE IV

CAPITAL STOCK

The total number of shares of capital stock which the Corporation shall have authority to issue is One Hundred Five Million (105,000,000) shares, of which (i) One Hundred Million (100,000,000) shares shall be a class designated as common stock, par value $0.01 per share (the “Common Stock”), and (ii) Five Million (5,000,000) shares shall be a class designated as undesignated preferred stock, par value $0.01 per share (the “Undesignated Preferred Stock”).

The number of authorized shares of the class of Common Stock and Undesignated Preferred Stock may from time to time be increased or decreased (but not below the number of shares outstanding) by the affirmative vote of the holders of a majority of the outstanding shares of Common Stock entitled to vote, without a vote of the holders of the Undesignated Preferred Stock (except as otherwise provided in any certificate of designations of any series of Undesignated Preferred Stock).

The powers, preferences and rights of, and the qualifications, limitations and restrictions upon, each class or series of stock shall be determined in accordance with, or as set forth below in, this Article IV.

A. COMMON STOCK

Subject to all the rights, powers and preferences of the Undesignated Preferred Stock and except as provided by law or in this Article IV (or in any certificate of designations of any series of Undesignated Preferred Stock):

(a)            the holders of the Common Stock shall have the exclusive right to vote for the election of directors of the Corporation (the “Directors”) and on all other matters requiring stockholder action, each outstanding share entitling the holder thereof to one vote on each matter properly submitted to the stockholders of the Corporation for their vote; provided, however, that, except as otherwise required by law, holders of Common Stock, as such, shall not be entitled to vote on any amendment to this Certificate (or on any amendment to a certificate of designations of any series of Undesignated Preferred Stock) that alters or changes the powers, preferences, rights or other terms of one or more outstanding series of Undesignated Preferred Stock if the holders of such affected series are entitled to vote, either separately or together with the holders of one or more other such series, on such amendment pursuant to this Certificate (or pursuant to a certificate of designations of any series of Undesignated Preferred Stock) or pursuant to the DGCL;

(b)            dividends may be declared and paid or set apart for payment upon the Common Stock out of any assets or funds of the Corporation legally available for the payment of dividends, but only when and as declared by the Board or any authorized committee thereof; and

(c)            upon the voluntary or involuntary liquidation, dissolution or winding up of the Corporation, the net assets of the Corporation shall be distributed pro rata to the holders of the Common Stock.

B. UNDESIGNATED PREFERRED STOCK

The Board of Directors or any authorized committee thereof is expressly authorized, to the fullest extent permitted by law, to provide for the issuance of the shares of Undesignated Preferred Stock in one or more series of such stock, and by filing a certificate pursuant to applicable law of the State of Delaware, to establish or change from time to time the number of shares of each such series, and to fix the designations, powers, including voting powers, full or limited, or no voting powers, preferences and the relative, participating, optional or other special rights of the shares of each series and any qualifications, limitations and restrictions thereof.

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ARTICLE V

STOCKHOLDER ACTION

1.            Action without Meeting. Except as otherwise provided herein, any action required or permitted to be taken by the stockholders of the Corporation at any annual or special meeting of stockholders of the Corporation must be effected at a duly called annual or special meeting of stockholders and may not be taken or effected by a written consent of stockholders in lieu thereof.

2.            Special Meetings. ~~Except as otherwise required by statute and subject to the rights, if any, of the holders of any series of Undesignated Preferred Stock, special meetings of the stockholders of the Corporation may be called only by the Board of Directors acting pursuant to a resolution approved by the affirmative vote of a majority of the Directors then in office~~. Only those matters set forth in the notice of the special meeting may be considered or acted upon at a special meeting of stockholders of the Corporation.

ARTICLE VI

DIRECTORS

1.            General. The business and affairs of the Corporation shall be managed by or under the direction of the Board of Directors except as otherwise provided herein or required by law.

2.            Election of Directors. Election of Directors need not be by written ballot unless the By-laws of the Corporation (the “By-laws”) shall so provide.

3.            Number of Directors; Term of Office. The number of Directors of the Corporation shall be fixed solely and exclusively by resolution duly adopted from time to time by the Board of Directors.

~~The Directors, other than those who may be elected by the holders of any series of Undesignated Preferred Stock, shall be classified, with respect to the term for which they severally hold office, into three classes, as nearly equal in number as reasonably possible. The initial Class I Directors of the Corporation shall be Colin M. Angle and Ronald Chwang; the initial Class II Directors of the Corporation shall be Helen Greiner, George C. McNamee and Peter Meekin; and the initial Class III Directors of the Corporation shall be Rodney A. Brooks, Andrea Geisser and Jacques S. Gansler. The initial Class I Directors shall serve for a term expiring at the annual meeting of stockholders to be held in 2006, the initial Class II Directors shall serve for a term expiring at the annual meeting of stockholders to be held in 2007, and the initial Class III Directors shall serve for a term expiring at the annual meeting of stockholders to be held in 2008. At each annual meeting of stockholders, Directors elected to succeed those Directors whose terms expire shall be elected for a term of office to expire at the third succeeding annual meeting of stockholders after their election~~. Subject to the rights, if any, of the holders of any series of Undesignated Preferred Stock, at the annual meeting of stockholders of the Corporation that is held in calendar year 2020 and at each annual meeting of stockholders of the Corporation thereafter, all Directors shall be elected to hold office for a one-year term expiring at the next annual meeting of stockholders of the Corporation. Notwithstanding the foregoing, ~~the~~ Directors ~~elected to each class~~ shall hold office until their successors are duly elected and qualified or until their earlier resignation, death or removal.

Notwithstanding the foregoing, whenever, pursuant to the provisions of Article IV of this Certificate, the holders of any one or more series of Undesignated Preferred Stock shall have the right, voting separately as a series or together with holders of other such series, to elect Directors at an annual or special meeting of stockholders, the election, term of office, filling of vacancies and other features of such directorships shall be governed by the terms of this Certificate and any certificate of designations applicable thereto.

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4.            Vacancies. Subject to the rights, if any, of the holders of any series of Undesignated Preferred Stock to elect Directors and to fill vacancies in the Board of Directors relating thereto, any and all vacancies in the Board of Directors, however occurring, including, without limitation, by reason of an increase in size of the Board of Directors, or the death, resignation, disqualification or removal of a Director, shall be filled solely and exclusively by the affirmative vote of a majority of the remaining Directors then in office, even if less than a quorum of the Board of Directors, and not by the stockholders. Any Director appointed in accordance with the preceding sentence shall hold office for a term expiring at the next annual meeting of stockholders of the Corporation held after such appointment ~~for the remainder of the full term of the class of Directors in which the new directorship was created or the vacancy occurred~~ and until such Director’s successor shall have been duly elected and qualified or until his or her earlier resignation, death or removal. ~~Subject to the rights, if any, of the holders of any series of Undesignated Preferred Stock to elect Directors, when the number of Directors is increased or decreased, the Board of Directors shall, subject to Article VI.3 hereof, determine the class or classes to which the increased or decreased number of Directors shall be apportioned; provided, however, that no decrease in the number of Directors shall shorten the term of any incumbent Director~~. In the event of a vacancy in the Board of Directors, the remaining Directors, except as otherwise provided by law, shall exercise the powers of the full Board of Directors until the vacancy is filled.

5.            Removal. Subject to the rights, if any, of any series of Undesignated Preferred Stock to elect Directors and to remove any Director whom the holders of any such stock have the right to elect, any Director (including persons elected by Directors to fill vacancies in the Board of Directors) may be removed from office ~~(i) only with~~ without cause ~~and (ii) only~~ by the affirmative vote of the ~~holders of 75% or more~~ majority of the shares then entitled to vote at an election of Directors. At least forty-five (45) days prior to any meeting of stockholders at which it is proposed that any Director be removed from office, written notice of such proposed removal ~~and the alleged grounds thereof~~ shall be sent to the Director whose removal will be considered at the meeting.

ARTICLE VII

LIMITATION OF LIABILITY

A Director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a Director, except for liability (a) for any breach of the Director’s duty of loyalty to the Corporation or its stockholders, (b) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (c) under Section 174 of the DGCL or (d) for any transaction from which the Director derived an improper personal benefit. If the DGCL is amended after the effective date of this Certificate to authorize corporate action further eliminating or limiting the personal liability of Directors, then the liability of a Director of the Corporation shall be eliminated or limited to the fullest extent permitted by the DGCL, as so amended.

Any repeal or modification of this Article VII by either of (i) the stockholders of the Corporation or (ii) an amendment to the DGCL, shall not adversely affect any right or protection existing at the time of such repeal or modification with respect to any acts or omissions occurring before such repeal or modification of a person serving as a Director at the time of such repeal or modification.

ARTICLE VIII

AMENDMENT OF BY-LAWS

1.            Amendment by Directors. Except as otherwise provided by law, the By-laws of the Corporation may be amended or repealed by the Board of Directors by the affirmative vote of a majority of the Directors then in office.

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2.            Amendment by Stockholders. The By-laws of the Corporation may be amended or repealed at any annual meeting of stockholders, or special meeting of stockholders called for such purpose as provided in the By-laws, by the affirmative vote of ~~at least 75%~~the majority of the ~~outstanding shares~~ votes cast by the stockholders entitled to vote on such amendment or repeal, voting together as a single class (with “abstentions”, “broker non-votes” and “withheld” votes not counted as a vote either “for” or “against” such amendment or repeal)~~; provided, however, that if the Board of Directors recommends that stockholders approve such amendment or repeal at such meeting of stockholders, such amendment or repeal shall only require the affirmative vote of the majority of the outstanding shares entitled to vote on such amendment or repeal, voting together as a single class~~.

ARTICLE IX

AMENDMENT OF CERTIFICATE OF INCORPORATION

The Corporation reserves the right to amend or repeal this Certificate in the manner now or hereafter prescribed by statute and this Certificate, and all rights conferred upon stockholders herein are granted subject to this reservation. Whenever any vote of the holders of voting stock is required to amend or repeal any provision of this Certificate, and in addition to any other vote of holders of voting stock that is required by this Certificate or by law, such amendment or repeal shall require the affirmative vote of the majority of the outstanding shares entitled to vote on such amendment or repeal, and the affirmative vote of the majority of the outstanding shares of each class entitled to vote thereon as a class, at a duly constituted meeting of stockholders called expressly for such purpose~~; provided, however, that the affirmative vote of not less than 75% of the outstanding shares entitled to vote on such amendment or repeal, and the affirmative vote of not less than 75% of the outstanding shares of each class entitled to vote thereon as a class, shall be required to amend or repeal any provision of Article V, Article VI, Article VII, Article VIII or Article IX of this Certificate~~.

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iRobot Mission

Empowering People To Do More

Corporate Headquarters

8 Crosby Drive

Bedford, MA 01730

USA

Phone: 781.430.3000

Fax: 781.430.3001

iRobot.com

info@irobot.com

MMMMMMMMMMMM MMMMMMMMMMMMMM C123456789 000000000.000000 ext 000000000.000000 ext 000004 000000000.000000 ext 000000000.000000 ext ENDORSEMENT_LINE______________ SACKPACK_____________ 000000000.000000 ext 000000000.000000 ext Your vote matters – here’s how to vote! MR A SAMPLE You may vote online or by phone instead of mailing this card. DESIGNATION (IF ANY) Votes submitted electronically must be received ADD 1 ADD 2 by 1:00 am, Eastern Time, on May 22, 2019. ADD 3 ADD 4 MMMMMMMMM ADD 5 Online ADD 6 Go to www.investorvote.com/IRBT or scan the QR code — login details are located in the shaded bar below. Phone Call toll free 1-800-652-VOTE (8683) within the USA, US territories and Canada Save paper, time and money! Using a black ink pen, mark your votes with an X as shown in this example. Sign up for electronic delivery at Please do not write outside the designated areas. www.investorvote.com/IRBT 2019 Annual Meeting Proxy Card 1234 5678 9012 345 qIF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. q A Proposals — The Board of Directors recommends a vote FOR items 1, 2, 3, 4, 5, and 6. 1. To elect three (3) Class II directors (Mohamad Ali, Michael Bell, and Dr. Ruey-Bin Kao), nominated by the Board of Directors, each to serve for a three-year term and until his successor has been duly elected and qualified, or until his earlier death, resignation or removal. + The Board recommends a vote FOR all nominees. NOMINEES: 01 – Mohamad Ali 02 – Michael Bell 03 – Ruey-Bin Kao Mark here to vote Mark here to WITHHOLD For All EXCEPT—To withhold authority to vote for any nominee(s), FOR all nominees vote from all nominees write the name(s) of such nominee(s) below. _____________________________________________________________________ For Against Abstain For Against Abstain 2. To ratify the appointment of the firm of 3. To approve amendments to our amended and restated PricewaterhouseCoopers LLP as auditors for the fiscal year certificate of incorporation to eliminate supermajority voting ending December 28, 2019. The Board recommends a vote FOR requirements. The Board recommends a vote FOR this proposal this proposal number 2. number 3. 4. To approve amendments to our amended and restated 5. To approve amendments to our amended and restated certificate of incorporation to declassify the board of directors. certificate of incorporation to eliminate the prohibition on The Board recommends a vote FOR this proposal number 4. stockholders’ ability to call a special meeting. The Board recommends a vote FOR this proposal number 5. 6. To approve, on an advisory basis, the compensation of our named executive officers. The Board recommends a vote FOR this proposal number 6. B Authorized Signatures — This section must be completed for your vote to count. Please date and sign below. Please sign exactly as name appears below. Joint owners must both sign. Attorney, executor, administrator, trustee or guardian must give full title as such. A corporation or partnership must sign its full name by authorized person. Date (mm/dd/yyyy) — Please print date below. Signature 1 — Please keep signature within the box. Signature 2 — Please keep signature within the box. C 1234567890                J N T MR A SAMPLE (THIS AREA IS SET UP TO ACCOMMODATE 140 CHARACTERS) MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MMMMMM 1UPX 413744 MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND + 030WZA

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE STOCKHOLDER MEETING TO BE HELD ON MAY 22, 2019. THE PROXY STATEMENT AND ANNUAL REPORT TO SHAREHOLDERS ARE AVAILABLE AT www.edocumentview.com/IRBT Small steps make an impact. Help the environment by consenting to receive electronic delivery, sign up at www.investorvote.com/IRBT IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.    Proxy — iRobot Corporation + Proxy for Annual Meeting of Stockholders May 22, 2019 SOLICITED BY THE BOARD OF DIRECTORS The undersigned hereby appoints each of Glen D. Weinstein and Alison Dean as proxy, with full power of substitution to vote all shares of stock of iRobot Corporation (the “Company”) which the undersigned is entitled to vote at the Annual Meeting of Stockholders of iRobot Corporation to be held on Wednesday, May 22, 2019, at 8:30 a.m. local time, at iRobot Corporation headquarters located at 8 Crosby Drive, Bedford, Massachusetts 01730, and at any adjournments or postponements thereof, upon matters set forth in the Notice of Annual Meeting of Stockholders and Proxy Statement dated [ ], a copy of which has been received by the undersigned. THIS PROXY, WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED BY THE UNDERSIGNED STOCKHOLDER(S). IF NO DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED FOR ITEMS 1, 2, 3, 4, 5, AND 6, AND WILL BE VOTED IN ACCORDANCE WITH THE DISCRETION OF THE PROXY ON ANY OTHER MATTERS AS MAY PROPERLY COME BEFORE THE ANNUAL MEETING. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting. (Items to be voted appear on reverse side) C Non-Voting Items Change of Address — Please print new address below. Meeting Attendance Mark box to the right if you plan to attend the Annual Meeting. +